                                                                   EXHIBIT 10.14



       ==================================================================

                           REVOLVING CREDIT AGREEMENT

                          dated as of December 29, 1999

                                      among


                                CHOICEPOINT INC.,

                           THE LENDERS LISTED HEREIN,

                                       and

                               WACHOVIA BANK, N.A.

                            as Administrative Agent,


                             SUNTRUST BANK, ATLANTA,

                             as Documentation Agent,

                                       and

                           FIRST UNION NATIONAL BANK,

                                as Managing Agent

       ==================================================================

                                TABLE OF CONTENTS


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                                                                                                               ----

ARTICLE I.  DEFINITIONS; CONSTRUCTION.............................................................................1

Section 1.01.  Definitions........................................................................................1
Section 1.02.  Accounting Terms and Determination................................................................16
Section 1.03.  Other Definitional Terms..........................................................................16
Section 1.04.  Exhibits and Schedules............................................................................16

ARTICLE II.  SYNDICATED LOANS....................................................................................17

Section 2.01.  Description of Revolving Credit Facilities; Use of Proceeds.......................................17
Section 2.02.  Syndicated Loans..................................................................................17
Section 2.03.  Syndicated Notes; Repayment of Principal..........................................................17
Section 2.04.  Voluntary Reduction of Syndicated Loan Commitments................................................18
Section 2.05.  Syndicated Loan Funding Notices...................................................................18

ARTICLE III.  GENERAL LOAN TERMS.................................................................................20

Section 3.01.  Disbursement of Funds.............................................................................20
Section 3.02.  Interest..........................................................................................21
Section 3.03.  Interest Periods..................................................................................22
Section 3.04.  Fees..............................................................................................23
Section 3.05.  Voluntary and Mandatory Prepayments of Borrowings.................................................23
Section 3.06.  Payments, etc.....................................................................................24
Section 3.07.  Interest Rate Not Ascertainable, etc..............................................................26
Section 3.08.  Illegality........................................................................................26
Section 3.09.  Increased Costs...................................................................................27
Section 3.10.  Lending Offices...................................................................................29
Section 3.11.  Funding Losses....................................................................................30
Section 3.12.  Assumptions Concerning Funding of Eurodollar Advances.............................................30
Section 3.13.  Apportionment of Payments.........................................................................30
Section 3.14.  Sharing of Payments, Etc..........................................................................30
Section 3.15.  Benefits to Guarantors............................................................................31

ARTICLE IV.  CONDITIONS TO BORROWINGS............................................................................31

Section 4.01.  Conditions Precedent to Initial Loans.............................................................31
Section 4.02.  Conditions to All Loans...........................................................................33

ARTICLE V.  REPRESENTATIONS AND WARRANTIES.......................................................................33

Section 5.01.  Corporate Existence; Compliance with Law..........................................................33
Section 5.02.  Corporate Power; Authorization....................................................................34
Section 5.03.  Enforceable Obligations...........................................................................34
Section 5.04.  No Contractual or Legal Bar.......................................................................34
Section 5.05.  No Material Litigation or Investigations..........................................................34
Section 5.06.  Investment Company Act, Etc.......................................................................34
Section 5.07.  Margin Regulations................................................................................35
Section 5.08.  Compliance With Environmental Laws................................................................35
Section 5.09.  Insurance.........................................................................................35
Section 5.10.  No Default........................................................................................36
Section 5.11.  No Burdensome Restrictions........................................................................36
Section 5.12.  Taxes.............................................................................................36
Section 5.13.  Subsidiaries......................................................................................36
Section 5.14.  Financial Statements..............................................................................36
Section 5.15.  ERISA.............................................................................................37
Section 5.16.  Possession of Franchises, Licenses, Etc...........................................................38
Section 5.17.  Patents, Trademarks, Licenses, Etc................................................................38
Section 5.18.  Ownership of Property.............................................................................38
Section 5.19.  Financial Condition...............................................................................38
Section 5.20.  Labor Matters.....................................................................................39
Section 5.21.  Payment or Dividend Restrictions..................................................................39
Section 5.22.  Outstanding Indebtedness..........................................................................39
Section 5.23.  Disclosure........................................................................................39
Section 5.24.  Year 2000 Issues..................................................................................39

ARTICLE VI.  AFFIRMATIVE COVENANTS...............................................................................40

Section 6.01.  Corporate Existence, Etc..........................................................................40
Section 6.02.  Compliance with Laws, Etc.........................................................................40
Section 6.03.  Payment of Taxes and Claims, Etc..................................................................40
Section 6.04.  Keeping of Books..................................................................................40
Section 6.05.  Visitation, Inspection, Etc.......................................................................40
Section 6.06.  Insurance; Maintenance of Properties..............................................................41
Section 6.07.  Reporting Covenants...............................................................................42
Section 6.08.  Financial Covenants...............................................................................46
Section 6.09.  Additional Credit Parties.........................................................................46
Section 6.10.  Intellectual Property.............................................................................46
Section 6.11.  Notice of Year 2000 Problem.......................................................................46

ARTICLE VII.  NEGATIVE COVENANTS.................................................................................47

Section 7.01.  Liens.............................................................................................47
Section 7.02.  Guaranties........................................................................................48
Section 7.03.  Mergers, Consolidations...........................................................................48
Section 7.04.  Asset Sales.......................................................................................49
Section 7.05   Investments, Loans, Etc...........................................................................49
Section 7.06   Sale and Leaseback Transactions...................................................................51
Section 7.07.  Transactions with Affiliates......................................................................51
Section 7.08.  ERISA.............................................................................................51
Section 7.09.  Additional Negative Pledges.......................................................................52
Section 7.10.  Changes in Business...............................................................................52
Section 7.11.  Limitation on Payment Restrictions Affecting Consolidated Companies...............................53
Section 7.12.  Actions Under Certain Documents...................................................................53
Section 7.13.  Changes in Fiscal Year............................................................................53
Section 7.14.  Amendments and Modifications to Existing Credit Agreement.........................................53

ARTICLE VIII.  EVENTS OF DEFAULT.................................................................................53

Section 8.01.  Payments..........................................................................................53
Section 8.02.  Covenants Without Notice..........................................................................53
Section 8.03.  Other Covenants...................................................................................54
Section 8.04.  Representations...................................................................................54
Section 8.05.  Non-Payments of Other Indebtedness................................................................54
Section 8.06.  Defaults Under Other Agreements...................................................................54
Section 8.07.  Bankruptcy........................................................................................54
Section 8.08.  Money Judgment....................................................................................55
Section 8.09.  Change in Control of Borrower.....................................................................55
Section 8.10.  Default Under Other Credit Documents..............................................................55
Section 8.11.  Attachments.......................................................................................56

ARTICLE IX.  THE ADMINISTRATIVE AGENT, THE DOCUMENTATION AGENT AND THE MANAGING AGENT............................56

Section 9.01.  Appointment of Administrative Agent...............................................................56
Section 9.02.  Appointment of Documentation Agent................................................................57
Section 9.03.  Appointment of Managing Agent.....................................................................57
Section 9.04.  Nature of Duties of Agents........................................................................57
Section 9.05.  Lack of Reliance on the Agents....................................................................57
Section 9.06.  Certain Rights of the Agents......................................................................58
Section 9.07.  Reliance by the Agents............................................................................58
Section 9.08.  Indemnification of the Agents.....................................................................58
Section 9.09.  The Agents in their Individual Capacities.........................................................59

Section 9.10.  Holders of Notes..................................................................................59
Section 9.11.  Successor Agents..................................................................................59

ARTICLE X.  MISCELLANEOUS........................................................................................60

Section 10.01.  Notices..........................................................................................60
Section 10.02.  Amendments, Etc..................................................................................60
Section 10.03.  No Waiver; Remedies Cumulative...................................................................61
Section 10.04.  Payment of Expenses, Etc.........................................................................61
Section 10.05.  Right of Setoff..................................................................................62
Section 10.06.  Benefit of Agreement.............................................................................63
Section 10.07.  Governing Law; Submission to Jurisdiction; Waiver of Jury Trial..................................65
Section 10.08.  Independent Nature of Lenders' Rights............................................................66
Section 10.09.  Counterparts.....................................................................................66
Section 10.10.  Effectiveness; Survival..........................................................................66
Section 10.11.  Severability.....................................................................................66
Section 10.12.  Independence of Covenants........................................................................66
Section 10.13.  Headings Descriptive; Entire Agreement...........................................................67

                                    SCHEDULES


SCHEDULE 5.13       Organization and Ownership of Subsidiaries
SCHEDULE 5.22       Outstanding Indebtedness
SCHEDULE 7.01       Existing Liens


                                    EXHIBITS

EXHIBIT A                   -       Form of Syndicated Note
EXHIBIT B                   -       Form of Guaranty Agreement
EXHIBIT C                   -       Form of Contribution Agreement
EXHIBIT D                   -       Form of Closing Certificate
EXHIBIT E                   -       Form of Opinion
EXHIBIT F                   -       Form of Assignment and Acceptance Agreement
EXHIBIT G                   -       Form of Compliance Certificate

                           REVOLVING CREDIT AGREEMENT


                    THIS REVOLVING CREDIT AGREEMENT made and entered into as of December 29, 1999, by and among CHOICEPOINT INC., a Georgia corporation ("Borrower"), WACHOVIA BANK, N.A., a national banking association ("Wachovia"), SUNTRUST BANK, ATLANTA, a Georgia banking corporation ("SunTrust"), and First Union National Bank, a national banking association ("First Union"), and any assignees of Wachovia, SunTrust, or First Union (Wachovia, SunTrust, and First Union are referred to collectively herein as the "Lenders"), WACHOVIA BANK, N.A., in its capacity as Administrative Agent for the Lenders and each successor Administrative Agent for such Lenders as may be appointed from time to time pursuant to Article IX hereof (the "Administrative Agent"), SUNTRUST BANK, ATLANTA, in its capacity as Documentation Agent for the Lenders and each successor Documentation Agent for such Lenders as may be appointed from time to time pursuant to Article IX hereof (the "Documentation Agent"), and FIRST UNION NATIONAL BANK, in its capacity as Managing Agent for the Lenders and each successor Managing Agent for such Lenders as may be appointed from time to time pursuant to Article IX hereof (the "Managing Agent");

                              W I T N E S S E T H:

                    WHEREAS, Borrower has requested that the Lenders extend to Borrower a $100,000,000 revolving credit facility, and the Lenders are willing to extend such revolving credit facility, on the terms and subject to the conditions contained herein.

                    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Borrower, the Lenders, the Administrative Agent, the Documentation Agent and the Managing Agent agree as follows:


                                   ARTICLE I.

                            DEFINITIONS; CONSTRUCTION

                    SECTION 1.01. DEFINITIONS. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

                    "Administrative Agent" shall mean Wachovia Bank, N.A., a national banking association, and any successor Administrative Agent appointed pursuant to Section 9.11.

                    "Advance" shall mean any principal amount advanced and remaining outstanding at any time under the Loans, which Advances shall be made or outstanding as Base Rate Advances or Eurodollar Advances, as the case may be.

                    "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person.

                    "Agents" shall mean, collectively, the Administrative Agent, the Documentation Agent and the Managing Agent.

                    "Agreement" shall mean this Revolving Credit Agreement, as amended, modified, restated, or supplemented from time to time.

                    "Applicable Margin" shall mean the percentage designated on the chart set forth below based on Borrower's ratio of Funded Debt to Consolidated EBITDA, measured quarterly, effective in the fiscal quarter immediately following the date of delivery of the Compliance Certificate to the Administrative Agent:

FUNDED DEBT TO
CONSOLIDATED                                     APPLICABLE
EBITDA RATIO                                        MARGIN
-------------                                    ----------
Greater than 3.0:1.0                               1.25%

Less than or Equal to 3.0:1.0
  and Greater than 2.5:1.0                         1.15%

Less than or Equal to 2.5:1.0
  and Greater than 2.0:1.0                         1.05%

Less than or Equal to 2.0:1.0                      1.00%


The Applicable Margin shall become effective only upon the Borrower's election to exercise the Term Out Option pursuant to Section 2.03(b) hereof. For purposes of the foregoing, (i) the Applicable Margin for any fiscal quarter shall be calculated based upon the ratio of Funded Debt to Consolidated EBITDA of Borrower reported in the most recent Compliance Certificate delivered by the Borrower to the Lenders; and (ii) if the Borrower fails to provide the Compliance Certificate and related financial statements required by Section 6.07 within the applicable time period set forth therein, the Applicable Margin shall be adjusted to 1.25% on the first day of the following fiscal quarter until such Compliance Certificate and related financial statements are delivered.

                  "Asset Sale" shall mean any sale or other disposition (or a series of related sales or other dispositions), including without limitation, loss, damage, destruction or taking to the extent not covered by insurance, by any Consolidated Company to any Person other than a Consolidated Company, of any property or asset (including Capital Stock but excluding the issuance and sale by Borrower of its own Capital Stock), other than sales or other dispositions made in the ordinary course of business of any Consolidated Company.

                  "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee in accordance with the terms of this Agreement and substantially in the form of Exhibit F.

                  "Bankruptcy Code" shall mean The Bankruptcy Code of 1978, as amended and in effect from time to time (11 U.S.C. ss. 101 et seq.).

                  "Base Rate" shall mean the higher of (with any change in the Base Rate to be effective as of the date of change of either of the following rates):

                           (a) the rate which the Administrative Agent so denominates and sets from time to time to be its prime lending rate, as in effect from time to time, and

                           (b) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum.

The Administrative Agent's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate charged to customers; the Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Administrative Agent's prime lending rate.

                  "Base Rate Advance" shall mean an Advance bearing interest based on the Base Rate or (ii) an Advance bearing interest at the rate agreed upon between Borrower and the Lenders pursuant to Section 3.07, Section 3.08 or
Section 3.09.

                  "Borrower" shall mean ChoicePoint Inc., a Georgia corporation, and its successors.

                  "Borrowing" shall mean the incurrence by Borrower under the Facility of Advances of one Type concurrently having the same Interest Period or the continuation or conversion of an existing Borrowing or Borrowings in whole or in part.

                  "Business Day" shall mean any day which is neither a Saturday or Sunday nor a legal holiday on which banks are required or authorized to close in Atlanta, Georgia.

                  "Capital Stock" shall mean, with respect to any Person, all capital stock of such Person, whether voting or nonvoting, including common stock and preferred stock of such Person.

                  "CDB/Infotek" shall mean CDB/Infotek, a California corporation.

                  "Change in Control Provision" shall mean any term or provision contained in any indenture, debenture, note, or other agreement or document evidencing or governing Indebtedness of Borrower evidencing debt or a commitment to extend loans in excess of $5,000,000 which requires, or permits the holder(s) of such Indebtedness of Borrower to require that such Indebtedness of Borrower be redeemed, repurchased, defeased, prepaid or repaid, either in whole or in part, or the maturity of such Indebtedness of Borrower to be accelerated in any respect, as a result of a change in ownership of the Capital Stock of Borrower or voting rights with respect thereto.

                  "Closing Date" shall mean the date on or before December 29, 1999 on which the conditions set forth in Section 4.01 are satisfied or waived in accordance with Section 10.02.

                  "Commitment" shall mean, for any Lender at any time, its Syndicated Loan Commitment.

                  "Commitment Date" shall mean January 3, 2000 on which date the Commitment of each Lender hereunder becomes effective and the initial Loans are made or deemed to be made hereunder. No Borrowing shall be made prior to the Commitment Date.

                  "Commitment Termination Date" shall mean the earlier of (i) December 29, 2000, and (ii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable pursuant to the provisions of Article VIII. Upon the Commitment Termination Date, the Commitment of any Lender hereunder shall no longer be effective and the Lenders shall have no further obligation to make Advances to the Borrower.

                  "Compliance Certificate" shall have the meaning set forth in
Section 6.07(c).

                  "Consolidated Companies" shall mean, collectively, Borrower and all of its Subsidiaries.

                  "Consolidated EBIT" shall mean, for any fiscal period of Borrower, an amount equal to (A) the sum for such fiscal period of Consolidated Net Income (Loss) and, to the extent deducted in determining such Consolidated Net Income (Loss), provisions for (i) taxes based on income and (ii) Consolidated Interest Expense, minus (B) any items of gain (or plus any items of loss) which were included in determining such Consolidated Net Income (Loss) and were (x) not realized in the ordinary course of business (whether or not classified as "ordinary" by GAAP), (y) the result of any sale of assets, or (z) resulting from minority investments, together in the case of (x),
(y) or (z), any related provision for taxes included in Consolidated Net Income
(Loss) with respect thereto, plus (C) non-recurring non-cash charges, including without limitation, accruals related to any acquisition and earnouts incurred in connection with any acquisition to the extent not paid in cash.

                  "Consolidated EBITDA" shall mean, for any four fiscal-quarter period of Borrower, an amount equal to the sum of (A) Consolidated EBIT plus (B) depreciation and amortization expense to the extent deducted in determining Consolidated Net Income (Loss), plus (C) without duplication, the sum of the following items to the extent not included in Consolidated EBITDA for such period:


                  (1) the net income (or net loss) for such four fiscal-quarter period of any Person which became a Subsidiary during such period (a "New Subsidiary");

                  (2) the net income (or net loss) derived during such four fiscal-quarter period from any assets acquired by any Consolidated Company during such period ("New Assets");

                  (3) the sum of (x) taxes based on income, (y) Consolidated Interest Expense and (z) depreciation and amortization expense, in each case to the extent deducted in determining net income of any New Subsidiary or derived from any New Assets during such four fiscal-quarter period, minus any items of gain (or plus any items of loss) which were included in determining such net income and were (aa) not realized in the ordinary course of business (whether or not classified as "ordinary" by GAAP), (bb) the result of any sale of assets, or (cc) resulting from minority investments, together in the case of (aa), (bb) or (cc), any related provision for taxes included in such net income with respect thereto; and

                  (4) non-recurring non-cash charges of any New Subsidiary or derived from any New Assets during such four fiscal-quarter period, including without limitation, accruals related to any acquisition and earnouts incurred in connection with any acquisition to the extent not paid in cash.

                  "Consolidated EBITR" shall mean, for any fiscal period of Borrower, an amount equal to the sum of Consolidated EBIT plus Consolidated Rental Expense for such period.

                  "Consolidated Fixed Charges" shall mean, for any fiscal period of Borrower, the sum of (A) Consolidated Interest Expense, plus (B) Consolidated Rental Expense, plus (C) dividends and distributions on Capital Stock paid in cash during such fiscal period by Borrower or any other Consolidated Company, but excluding any repurchases of Capital Stock of Borrower.

                  "Consolidated Interest Expense" shall mean, for any fiscal period of Borrower, total interest expense of the Consolidated Companies (including without limitation, interest expense attributable to capitalized leases in accordance with GAAP, all commissions, discounts and other fees and charges owed with respect to bankers acceptance financing, and total interest expense (whether shown as interest expense or as loss and expenses on sale of receivables) under a receivables purchase facility) determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Income (Loss)" shall mean, for any fiscal period of Borrower, the net income (or loss) of the Consolidated Companies for such period (taken as a single accounting period), but excluding therefrom (to the extent otherwise included therein) the income of any Consolidated Company to the extent that the declaration or payment of dividends or similar distributions by such Consolidated Company of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation; provided that the foregoing exclusion shall not apply to CDB/Infotek so long as there is at least $1 of outstanding intercompany debt owed by CDB/Infotek to another Consolidated Company.

                  "Consolidated Net Worth" shall mean, as of any date of determination, shareholders' equity of Borrower, determined on a consolidated basis in conformity with GAAP.

                  "Consolidated Rental Expense" shall mean, for any fiscal period of Borrower, the operating lease expense of the Consolidated Companies determined in accordance with GAAP for leases with an initial term greater than one year, as disclosed in the notes to Borrower's consolidated financial statements of the Consolidated Companies, determined on a consolidated basis in accordance with GAAP.

                  "Contractual Obligation" of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property owned by it is bound.

                  "Contribution Agreements" shall mean, collectively, the Contribution Agreement, dated as of even date herewith, executed by each of the Guarantors and the Borrower, in favor of the Lenders and the Agents, substantially in the form of Exhibit C, as the same may be amended, restated or supplemented from time to time.

                  "Credit Documents" shall mean, collectively, this Agreement, the Notes, the Guaranty Agreements, and all other documents, instruments, certificates and opinions executed and delivered in connection with the foregoing.

                  "Credit Parties" shall mean, collectively, each of Borrower, the Guarantors, and every other Person who from time to time executes a supplement to the Guaranty Agreements with respect to all or any portion of the Obligations.

                  "Default" shall mean any condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

                  "Documentation Agent" shall mean SunTrust Bank, Atlanta, a Georgia banking corporation, and any successor Documentation Agent appointed pursuant to Section 9.11 hereof.

                  "Dollar" and "U.S. Dollar" and the sign "$" shall mean lawful money of the United States of America.

                  "Eligible Assignee" shall mean any of the following (i) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $100,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $100,000,000; (iii) a commercial bank organized under the laws of any other country having total assets in excess of $100,000,000, provided that such bank is acting through a branch or agency located in the United States; (iv) a finance company, insurance company or other financial institution, lender or fund (whether a corporation, partnership or other entity) which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business, and having total assets in excess of at least $100,000,000; (v) any Lender or any Affiliate of any Lender; or (vi) any other Person consented to by the Borrower and the Administrative Agent, such consent not unreasonably to be withheld.

                  "Environmental Laws" shall mean all federal, state, local and foreign statutes and codes or regulations, rules or ordinances issued, promulgated, or approved thereunder, now or hereafter in effect (including, without limitation, those with respect to asbestos or asbestos containing material or exposure to asbestos or asbestos containing material), relating to pollution or protection of the environment and relating to public health and safety, relating to (i) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial toxic or hazardous constituents, substances or wastes, including without limitation, any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law into the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law, and (iii) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom, such Environmental Laws to include, without limitation (i) the Clean Air Act (42 U.S.C. ss. 7401 et seq.), (ii) the Clean Water Act (33 U.S.C. ss. 1251 et seq.), (iii) the Resource Conservation and Recovery Act (42 U.S.C.

ss. 6901 et seq.), (iv) the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), (v) the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act (42 U.S.C. ss. 9601 et seq.), and (vi) all applicable national and local laws or regulations with respect to environmental control (including applicable laws of the Federal Republic of Germany or any applicable international agreements).

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

                  "ERISA Affiliate" shall mean, with respect to any Person, each trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of the regulations promulgated under Section 414 of the Tax Code.

                  "Eurodollar Advance" shall mean an Advance bearing interest based on LIBOR.

                  "Eurodollar Business Day" shall mean a Business Day on which trading is carried on by and between banks in deposits of Dollars in the London interbank market.

                  "Eurodollar Reserve Percentage" shall mean, for any Bank which is a member bank of the Federal Reserve System, on any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirement for such Bank in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Advances is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to the United States residents).

                  "Event of Default" shall have the meaning provided in Article VIII.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute thereto.

                  "Executive Officer" shall mean, with respect to any Person, Chief Executive Officer, President, Chief Financial Officer, the Chief Legal Officer, the Treasurer, any Assistant Treasurer and any Person holding comparable offices or duties.

                  "Existing Credit Agreement" shall mean that certain Credit Agreement dated as of August 5, 1997 by and among Borrower, Wachovia Bank, N.A., as administrative agent, SunTrust Bank, Atlanta, as documentation agent, and the Lenders listed therein, as amended, restated, supplemented or otherwise modified from time to time.

                  "Existing Lenders" shall mean all lenders from time to time party to the Existing Credit Agreement.

                  "Facility" or "Facilities" shall mean the credit facilities made available to the Borrower pursuant to the Syndicated Loan Commitments.

                  "Federal Funds Rate" shall mean for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Atlanta, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

                  "Fixed Charge Coverage Ratio" shall mean, as of the last day of any fiscal quarter of Borrower, the ratio of (A) Consolidated EBITR to (B) Consolidated Fixed Charges, in each case calculated with respect to the immediately preceding four fiscal quarters ending on such date.

                  "Foreign Plan" shall mean any pension, profit sharing, deferred compensation, or other employee benefit plan, program or arrangement maintained by any Foreign Subsidiary which, under applicable local law, is required to be funded through a trust or other funding vehicle, but shall not include any benefit provided by a foreign government or its agencies.

                  "Foreign Subsidiary" shall mean each Consolidated Company that is organized under the laws of a jurisdiction other than the United States of America or any State thereof.

                  "Funded Debt" shall mean all Indebtedness for money borrowed, Indebtedness evidenced or secured by purchase money Liens, capitalized leases, outstandings under asset securitization vehicles, conditional sales contracts and similar title retention debt instruments, including any current maturities of the foregoing, which by its terms matures more than one year from the date of any calculation thereof or which is renewable or extendable at the option of the obligor to a date beyond one year from such date. The calculation of Funded Debt shall include (i) all Funded Debt of the Consolidated Companies, plus (ii) all Funded Debt of other Persons to the extent guaranteed by a Consolidated Company, to the extent supported by a letter of credit issued for the account of a Consolidated Company, or as to which and to the extent which a Consolidated Company or its assets otherwise have become liable for payment thereof, plus
(iii) the redemption amount with respect to the stock of the Borrower required to be redeemed during the next succeeding twelve months at the option of the holder or its Subsidiaries. Notwithstanding the foregoing, "Funded Debt" shall exclude the Lease Documents and all operating lease obligations.

                  "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

                  "Guarantors" shall mean, collectively, ChoicePoint Services Inc., a Georgia corporation, Osborn Group Inc., a Delaware corporation, ChoicePoint Capital Corporation, a Delaware corporation, and all other Material Subsidiaries formed, acquired or existing after the Closing Date, but excluding
(i) all Foreign Subsidiaries and (ii) CDB/Infotek so long as it is not directly or indirectly wholly owned by other Consolidated Companies.

                  "Guaranty" shall mean any contractual obligation, contingent or otherwise, of a Person with respect to any Indebtedness or other obligation or liability of another Person, including without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including contractual obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or any agreement to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make any payment other than for value received. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which guaranty is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "Guaranty Agreements" shall mean, collectively, (i) the Guaranty Agreement, dated as of even date herewith, executed by each of the Guarantors in favor of the Lenders and the Agents, substantially in the form of Exhibit B, as the same may be amended, restated or supplemented from time to time and (ii) the Contribution Agreement, dated as of even date herewith, executed by each of the Guarantors and the Borrower in favor of the Lenders and the Agents, substantially in the form of Exhibit C, as the same may be amended, restated or supplemented from time to time.

                  "Hazardous Substances" shall have the meaning assigned to that term in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986.

                  "Indebtedness" of any Person shall mean, without duplication
(i) all obligations of such Person which in accordance with GAAP would be shown on the balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services, and obligations evidenced by bonds, debentures, notes or other similar instruments); (ii) all rental obligations under leases required to be capitalized under GAAP; (iii) all Guaranties of such Person (including contingent reimbursement obligations under undrawn letters of credit); (iv) Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed; and (v) obligations or other liabilities under currency contracts, interest rate hedging contracts, or similar agreements or combinations thereof to the extent required to be disclosed in such Person's financial statements in accordance with GAAP.

                  "Interest Period" shall mean, as to any Eurodollar Advances, the interest period selected by Borrower pursuant to Section 3.03(a).

                  "Investment" shall mean, when used with respect to any Person, any direct or indirect advance, loan or other extension of credit (other than the creation of receivables in the ordinary course of business) or capital contribution by such Person (by means of transfers of property to others or payments for property or services for the account or use of others, or otherwise) to any Person, or any direct or indirect purchase or other acquisition by such Person of, or of a beneficial interest in, Capital Stock, partnership interests, bonds, notes, debentures or other securities issued by any other Person. Each Investment shall be valued as of the date made; provided that any Investment or portion of an Investment consisting of Debt shall be valued at the outstanding principal balance thereof as of the date of determination.

                  "Lease Documents" shall mean, collectively, (i) that certain Lease Agreement, dated as of July 31, 1997, by and between Borrower as lessee and SunTrust Banks, Inc., as lessor, pursuant to which the Borrower has leased its office building, (ii) that certain Master Agreement, dated as of July 31, 1997, by and among Borrower as lessee, SunTrust Banks, Inc., as lessor and SunTrust Bank, Atlanta, as Agent, and (iii) all other documents, instruments and agreements executed in connection therewith.

                  "Lender" or "Lenders" shall mean SunTrust, Wachovia, First Union, and each assignee thereof, if any, pursuant to Section 10.06(c).

                  "Lending Office" shall mean for each Lender the office such Lender may designate in writing from time to time to Borrower and the Administrative Agent with respect to each Type of Loan.

                  "LIBOR" shall mean, for any Interest Period, with respect to Eurodollar Advances, the offered rate for deposits in Dollars, for a period comparable to the Interest Period and in an amount comparable to the Administrative Agent's portion of such Advances, appearing on Telerate Page 3750 as of 11:00 AM (London, England time) on the day that is two Eurodollar Business Days prior to the first day of the Interest Period. If two or more of such rates appear on such Telerate Page, the rate shall be the arithmetic mean of such rates. If the foregoing rate is unavailable from Telerate for any reason, then such rate shall be determined by the

Administrative Agent from the Reuters Screen LIBO Page or, if such rate is also unavailable on such service, then on any other interest rate reporting service of recognized standing designated in writing by the Administrative Agent to Borrower and the other Lenders; in any such case rounded, if necessary, to the next higher 1/100 of 1.0%, if the rate is not such a multiple.

                  "Lien" shall mean any mortgage, pledge, security interest, lien, charge, hypothecation, assignment, deposit arrangement, title retention, preferential property right, trust or other arrangement having the practical effect of the foregoing and shall include the interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement.

                  "Loans" shall mean, collectively, the Syndicated Loans.

                  "Managing Agent" shall mean First Union National Bank, a national banking association, and any successor Managing Agent appointed pursuant to Section 9.11 hereof.

                  "Margin Regulations" shall mean Regulation T, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

                  "Margin Stock" shall have the meaning set forth in the Margin Regulations.

                  "Materially Adverse Effect" shall mean any materially adverse change in (i) the business, assets, liabilities, financial condition or results of operations of the Consolidated Companies, taken as a whole, (ii) the ability of Borrower to perform its obligations under this Agreement, or (iii) the ability of the other Credit Parties (taken as a whole) to perform their respective obligations under the Credit Documents.

                  "Material Subsidiary" shall mean each Subsidiary of Borrower, now existing or hereafter established or acquired, that at any time prior to the Commitment Termination Date or, if Borrower elects to exercise the Term Out Option, the Maturity Date (i) has or acquires assets which constitute fifteen percent (15%) or more of the Total Assets or (ii) accounts for or produces fifteen percent (15%) or more of Consolidated EBITDA during the most recently completed fiscal year of Borrower.

                  "Maturity Date" shall mean the earlier of (i) December 29, 2001, and (ii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable pursuant to the provisions of Article VIII.

                  "Multiemployer Plan" shall have the meaning set forth in
Section 4001(a)(3) of ERISA.

                  "Notes" shall mean, collectively, the Syndicated Notes.

                  "Notice of Borrowing" shall have the meaning provided in
Section 2.05(a).

                  "Notice of Continuation/Conversion" shall have the meaning provided in Section 2.08(b).

                  "Obligations" shall mean all amounts owing to any Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document, including without limitation, all Loans (including all principal and interest payments due thereunder), fees, expenses, indemnification and reimbursement payments, indebtedness, liabilities, and obligations of the Credit Parties, direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising, together with all renewals, extensions, modifications or refinancings thereof.

                  "Payment Office" shall mean the office specified as the "Payment Office" for the Administrative Agent on the signature page of the Administrative Agent, or such other location as to which the Administrative Agent shall have given written notice to Borrower and the Lenders.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

                  "Permitted Liens" shall mean those Liens expressly permitted by Section 7.01.

                  "Person" shall mean any individual, limited liability company, partnership, firm, corporation, association, joint venture, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

                  "Plan" shall mean any "employee benefit plan" (as defined in Section 3(3) of ERISA), including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits, but shall exclude any Foreign Plan.

                  "Pro Rata Share" shall mean, with respect to each of the Syndicated Loan Commitments of each Lender and each Syndicated Loan to be made by and each payment (including, without limitation, any payment of principal, interest or fees) to be made to each such Lender, the percentage designated as such Lender's Pro Rata Share of such Commitments, such Loans or such payments, as applicable, set forth under the name of such Lender on the respective signature page for such Lender, as such percentage may change based upon amendments, assignments or reductions made pursuant to this Agreement.

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

                  "Required Lenders" shall mean at any time prior to the termination of the Syndicated Loan Commitments, Lenders holding at least 60% of the then aggregate amount of the Syndicated Loan Commitments, or, following the termination of the Syndicated Loan Commitments hereunder, Lenders holding at least 60% of the sum of the aggregate outstanding Loans.

                  "Requirement of Law" for any person shall mean the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Reuters Screen" shall mean, when used in connection with any designated page and LIBOR, the display page so designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

                  "Solvent" shall mean, as to Borrower or any Guarantor at any time, that (i) each of the fair value and the present fair saleable value of such Person's assets (including any rights of subrogation or contribution to which such Person is entitled, under any of the Credit Documents or otherwise) is greater than such Person's debts and other liabilities (including contingent, unmatured and unliquidated debts and liabilities) and the maximum estimated amount required to pay such debts and liabilities as such debts and liabilities mature or otherwise become payable; (ii) such Person is able and expects to be able to pay its debts and other liabilities (including, without limitation, contingent, unmatured and unliquidated debts and liabilities) as they mature; and (iii) such Person does not have unreasonably small capital to carry on its business as conducted and as proposed to be conducted.

                  "Subsidiary" shall mean, with respect to any Person, any corporation or other entity (including, without limitation, partnerships, joint ventures, and associations) regardless of its jurisdiction of organization or formation, at least a majority of the total combined voting power of all classes of voting stock or other ownership interests of which shall, at the time as of which any determination is being made, be owned by such Person, either directly or indirectly through one or more other Subsidiaries.

                  "Syndicated Advance" shall mean a Borrowing pursuant to
Section 2.02 consisting of the aggregate amount of Syndicated Loans made by the Syndicated Lenders to Borrower at the same time, on the same interest rate basis and, if made as a Eurodollar Advance, for the same Interest Period.

                  "Syndicated Borrowing" shall mean a Borrowing consisting or to consist of a Syndicated Advance.

                  "Syndicated Facility" shall mean the credit facility made available by the Syndicated Lenders to Borrower as described in Section 2.02(a).

                  "Syndicated Lenders" shall mean, collectively, the Lenders extending the Syndicated Loan Commitments to Borrower pursuant to Section 2.02(a).

                  "Syndicated Loan Commitments" shall mean, at any time for any Lender, the amount of such commitment set forth opposite such Lender's name on the signature pages of this Agreement, as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to Section 2.04 or Section 3.05(f), any assignment thereof pursuant to Section 10.06, or any amendment thereof pursuant to Section 10.02.

                  "Syndicated Loans" shall mean, collectively, the loans made to Borrower by the Lenders pursuant to Section 2.02.

                  "Syndicated Notes" shall mean, collectively, the promissory notes evidencing the Syndicated Loans in the form attached hereto as Exhibit A duly completed in accordance with the terms hereof, either as originally executed or as hereafter amended, modified or substituted.

                  "Tax Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

                  "Taxes" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation, income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

                  "Telerate" shall mean, when used in connection with any designated page and LIBOR, the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

                  "Term Out Option" shall have the meaning assigned to such term in Section 2.03(b) hereof.

                  "Total Assets" shall mean the total assets of the Consolidated Companies, determined in accordance with GAAP.

                  "Type" of Borrowing shall mean a Borrowing consisting of Base Rate Advances or Eurodollar Advances.

                  "Unused Commitment" shall mean, at any date, with respect to each lender, an amount equal to its Syndicated Loan Commitment less the outstanding principal amount of its Syndicated Loans then outstanding.

                  "Unused Fee" shall have the meaning assigned to such term in
Section 3.04(a).

                  "Upfront Fee" shall have the meaning assigned to such term in
Section 3.04(b).

                  "Year 2000 Compliant" shall have the meaning assigned to such term in Section 5.24.

                  "Year 2000 Plan" shall have the meaning assigned to such term in Section 5.24.

                  SECTION 1.02. ACCOUNTING TERMS AND DETERMINATION. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared, and all financial records shall be maintained in accordance with, GAAP, except that financial records of Foreign Subsidiaries may be maintained in accordance with generally accepted accounting principles in effect from time to time in the jurisdiction of organization of such Foreign Subsidiary; provided, however, that compliance with the financial covenants and calculations set forth in Section 6.08, Article VII and elsewhere herein, and in the definitions used in such covenants and calculations, shall be calculated, made and applied in accordance with GAAP and such generally accepted accounting principles in such foreign jurisdictions, as the case may be, as in effect on the date of this Agreement applied on a basis consistent with the preparation of the financial statements referred to in Section 5.14 unless and until Borrower and the Required Lenders enter into an agreement with respect thereto in accordance with Section 10.13.

                  SECTION 1.03. OTHER DEFINITIONAL TERMS. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule, Exhibit and like references are to this Agreement unless otherwise specified. Any of the terms defined in
Section 1.01 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

                  SECTION 1.04. EXHIBITS AND SCHEDULES. All Exhibits and Schedules attached hereto are by reference made a part hereof.

                                   ARTICLE II.

                                SYNDICATED LOANS

                  SECTION 2.01. DESCRIPTION OF REVOLVING CREDIT FACILITIES; USE
                                OF PROCEEDS.

                  (a) Subject to and upon the terms and conditions herein set forth, the Lenders hereby establish in favor of Borrower a revolving credit facility pursuant to which such Lenders agree to make Syndicated Loans to Borrower in accordance with Section 2.02, provided, however, that (i) in no event may the aggregate principal amount of all outstanding Syndicated Loans exceed at any time the total Syndicated Loan Commitments from time to time in effect and (ii) in no event shall the outstanding principal amount of the Syndicated Loans of each Lender exceed each Lender's Pro Rata Share of the Syndicated Loan Commitments.

                  (b) The proceeds of the Syndicated Loans shall be used as working capital and for other general corporate purposes of Borrower and its Subsidiaries, including without limitation, acquisitions of the assets of, or the Capital Stock of, any other Person.

                  (c) At no time shall the number of outstanding Borrowings comprised of Eurodollar Advances exceed eight.

                  SECTION 2.02.  SYNDICATED LOANS.

                  (a) Subject to and upon the terms and conditions herein set forth (including the limitation set forth in Section 2.01), each Lender severally agrees to make to Borrower, from time to time on and after the Commitment Date, but prior to the Commitment Termination Date, Syndicated Loans in an aggregate principal amount outstanding at any time not to exceed an amount equal to such Lender's Syndicated Loan Commitment. Borrower shall be entitled to repay and reborrow Syndicated Loans in accordance with the provisions, and subject to the limitations, set forth herein (including the limitation set forth in Section 2.01).

                  (b) Each Syndicated Loan shall, at the option of Borrower, be made or continued as, or converted into, part of one or more Borrowings that shall consist entirely of Base Rate Advances or Eurodollar Advances. The aggregate principal amount of each Borrowing of Syndicated Loans shall be not less than $5,000,000 or a greater integral multiple of $500,000, provided that each Borrowing of Syndicated Loans comprised of Base Rate Advances shall be not less than $1,000,000 or a greater integral multiple of $100,000.

                  SECTION 2.03. SYNDICATED NOTES; REPAYMENT OF PRINCIPAL.

                  (a) Borrower's obligations to pay the principal of, and interest on, the Syndicated Loans to each Lender shall be evidenced by the records of the Administrative Agent and such Lender and by the Syndicated Note payable to such Lender (or the assignor of such Lender) completed in conformity with this Agreement.

                  (b) All outstanding principal amounts under the Syndicated Loan Commitments shall be due and payable in full on the Commitment Termination Date; provided, however, that on the Commitment Termination Date, so long as no Default or Event of Default has occurred and is continuing, Borrower shall have the right to defer payment of the balance of outstanding principal amounts under the Syndicated Loan Commitments for a term of one (1) year (the "Term Out Option"); provided that Borrower notifies the Administrative Agent of its intent to exercise this Term Out Option at least thirty (30) days prior to the Commitment Termination Date. Upon the Commitment Termination Date and at anytime thereafter, no additional Borrowings shall be made and Borrower shall not be entitled to reborrow any amounts paid with respect to the Loans extended under this Agreement. The entire outstanding principal amount of the Loans, together with all accrued and unpaid interest thereon and any other amounts owing under this Agreement, shall be due and payable in full on the Maturity Date. Except as otherwise provided in this Section 2.03(b), all continuation or conversion of Advances made during the one (1) year term of deferment permitted in connection with the Term Out Option shall be subject to the provisions and limitations of this Article II.

                  SECTION 2.04. VOLUNTARY REDUCTION OF SYNDICATED LOAN COMMITMENTS. Upon at least three (3) Business Days' prior written notice (promptly confirmed in writing) to the Administrative Agent, Borrower shall have the right, without premium or penalty, to terminate the unutilized Syndicated Loan Commitments, in part or in whole, provided that (i) any such termination shall apply to proportionately and permanently reduce the Syndicated Loan Commitments of each of the Lenders, and (ii) any partial termination pursuant to this Section 2.04 shall be in an amount of at least $5,000,000 and integral multiples of $1,000,000. Any portion of the Syndicated Loan Commitments terminated pursuant to this Section 2.04 may not be reinstated.

                  SECTION 2.05. SYNDICATED LOAN FUNDING NOTICES.

                  (a) Whenever Borrower desires to obtain a Syndicated Loan with respect to the Syndicated Loan Commitments (other than one resulting from a conversion or continuation pursuant to Section 2.05(b)), it shall give the Administrative Agent prior written notice (or telephonic notice promptly confirmed in writing) of such Borrowing (a "Notice of Borrowing"), such Notice of Borrowing to be given prior to 11:00 AM (Atlanta, Georgia time) at its Payment Office (x) three Eurodollar Business Days prior to the requested date of such Borrowing in the case of Eurodollar Advances, and (y) on the date of such Borrowing (which shall be a Business Day) in the case of a Borrowing consisting of Base Rate Advances. Notices received after 11:00 AM shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify the aggregate principal amount of the Borrowing, the date of Borrowing (which shall be a Business Day), and whether the Borrowing is to consist of Base Rate Advances or Eurodollar Advances and (in the case of Eurodollar Advances) the interest period to be applicable thereto.

                  (b) Whenever Borrower desires to convert all or a portion of an outstanding Borrowing under the Syndicated Loan Commitments, consisting of Base Rate Advances into one or more Borrowings consisting of Eurodollar Advances, or to continue outstanding a Borrowing consisting of Eurodollar Advances for a new Interest Period, it shall give the Administrative Agent at least three Eurodollar Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each such Borrowing to be converted into or continued as Eurodollar Advances. Such notice (a "Notice of Conversion/Continuation") shall be given prior to 11:00 AM (Atlanta, Georgia time) on the date specified at the Payment Office of the Administrative Agent. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Advances to be converted or continued, the date of such conversion or continuation, whether the Advances are being converted into or continued as Eurodollar Advances and the Interest Period applicable thereto. If, upon the expiration of any Interest Period in respect of any Borrowing, Borrower shall have failed to deliver the Notice of Conversion/Continuation, Borrower shall be deemed to have elected to convert or continue such Borrowing to a Borrowing consisting of Base Rate Advances. So long as any Default or Event of Default shall have occurred and be continuing, no Borrowing may be converted into or continued as (upon expiration of the current Interest Period) Eurodollar Advances unless the Administrative Agent and each of the Lenders shall have otherwise consented in writing. No conversion of any Borrowing of Eurodollar Advances shall be permitted except on the last day of the Interest Period in respect thereof.

                  (c) Without in any way limiting Borrower's obligation to confirm in writing any telephonic notice, the Administrative Agent may act without liability upon the basis of telephonic notice believed by the Administrative Agent in good faith to be from Borrower prior to receipt of written confirmation. In each such case, Borrower hereby waives the right to dispute the Administrative Agent's records of the terms of such telephonic notice, absent manifest error.

                  (d) The Administrative Agent shall promptly give each Lender notice by telephone (confirmed in writing) or by telex, telecopy or facsimile transmission of the matters covered by the notices given to the Administrative Agent pursuant to this Section 2.05 with respect to the Syndicated Loan Commitments.

                                  ARTICLE III.

                               GENERAL LOAN TERMS

                    SECTION 3.01.  DISBURSEMENT OF FUNDS.

                  (a) No later than 12:00 Noon (Atlanta, Georgia time) on the date of each Syndicated Loan pursuant to the Syndicated Loan Commitments (other than one resulting from a conversion or continuation pursuant to Section 2.05(b)), each Lender will make available its Pro Rata Share of such Syndicated Loan in immediately available funds at the Payment Office of the Administrative Agent. The Administrative Agent will make available to Borrower the aggregate of the amounts (if any) so made available by the Lenders to the Administrative Agent no later than 2:00 P.M. (Atlanta, Georgia time) by crediting such amounts to Borrower's demand deposit account maintained with the Administrative Agent or at Borrower's option, effecting a wire transfer of such amounts to an account specified by Borrower, by the close of business on such Business Day. In the event that the Lenders do not make such amounts available to the Administrative Agent by the time prescribed above, but such amount is received later that day, such amount may be credited to Borrower in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business Day).

                  (d) Unless the Administrative Agent shall have been notified by any Lender prior to the date of a Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender's portion of such Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date and the Administrative Agent may make available to Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of such Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify Borrower, and Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest at the rate specified for such Borrowing. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Syndicated Loan Commitment hereunder or to prejudice any rights which Borrower may have against any Lender as a result of any default by such Lender hereunder.

                  (e) All Syndicated Loans under the Syndicated Loan Commitments shall be loaned by the Lenders on the basis of their Pro Rata Share of the Syndicated Loan Commitments. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fund its Commitments hereunder.

                  SECTION 3.02.  INTEREST.

                  (a) Until such time as the Borrower elects to exercise the Term Out Option, Borrower agrees to pay interest in respect of all unpaid principal amounts of Syndicated Loans from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment, or otherwise) at rates per annum equal to the applicable rates indicated below:

                           (i) For Base Rate Advances--The Base Rate in effect from time to time;

                           (ii) For Eurodollar Advances--The relevant LIBOR plus eighty-five one hundredths of one percent (0.85%); or

                  (b) In the event that Borrower elects to exercise the Term Out Option, Borrower agrees to pay interest in respect of all unpaid principal amounts of Syndicated Loans from the respective dates such principal amounts were converted under the Term Out Option to maturity (whether by acceleration, notice of prepayment, or otherwise) at rates per annum equal to the applicable rates indicated below:

                           (i) For Base Rate Advances--The Base Rate in effect from time to time;

                           (ii) For Eurodollar Advances--The relevant LIBOR plus the Applicable Margin;


                  (c) Overdue principal and, to the extent not prohibited by applicable law, overdue interest, in respect of the Loans, and all other overdue amounts owing hereunder, shall bear interest from each date that such amounts are overdue:

                           (i) in the case of overdue principal and interest with respect to all Loans outstanding as Eurodollar Advances, at the rate otherwise applicable for the then current Interest Period plus an additional two percent (2.0%) per annum; thereafter at the rate in effect for Base Rate Advances plus an additional two percent (2.0%) per annum; and

                           (ii) in the case of overdue principal and interest with respect to all other Loans outstanding as Base Rate Advances, and all other Obligations hereunder (other than Loans), at a rate equal to the applicable Base Rate plus an additional two percent (2.0%) per annum;

                  (d) Interest on each Loan shall accrue from and including the date of such Loan to but excluding the date of any repayment thereof; provided that, if a Loan is repaid on the same day made, one day's interest shall be paid on such Loan. Interest on all Base Rate Advances shall be payable quarterly in arrears on the last calendar day of each calendar quarter in each year. Interest on all outstanding Eurodollar Advances shall be payable on the last day of each Interest Period applicable thereto, and, in the case of Interest Periods in excess of three months (in the case of Eurodollar Advances), on each day which occurs every 3 months, as the case may be, after the initial date of such Interest Period. Interest on all Loans shall be payable on any conversion of any Advances comprising such Loans into Advances of another Type, prepayment (on the amount prepaid), conversion pursuant to the Term Out Option, at maturity (whether by acceleration, notice of prepayment or otherwise) and, after maturity, on demand; and

                  (e) The Administrative Agent, upon determining LIBOR for any Interest Period, shall promptly notify by telephone (confirmed in writing) or in writing Borrower and the other Lenders. Any such determination shall, absent manifest error, be final, conclusive and binding for all purposes.

                  SECTION 3.03. INTEREST PERIODS.

                  (a) In connection with the making or continuation of, or conversion into, each Borrowing of Eurodollar Advances, Borrower shall select an Interest Period to be applicable to such Eurodollar Advances, which Interest Period shall be either a 1, 2, 3 or 6 month period.

                  (b)      Notwithstanding paragraphs (a) above:

                           (i)      The initial Interest Period for any
         Borrowing of Eurodollar Advances shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing consisting of Base Rate Advances) and each Interest Period occurring thereafter in respect of a continuation of such Borrowing shall commence on the day on which the immediately preceding Interest Period expires;

                           (ii) If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of Eurodollar Advances would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                           (iii) Any Interest Period in respect of Eurodollar Advances which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall, subject to part (iv) below, expire on the last Business Day of such calendar month; and

                           (iv) No Interest Period with respect to the Loans shall extend beyond the Commitment Termination Date; provided, however that in the event Borrower elects to exercise the Term Out Option, such Interest Periods may extend beyond the Commitment Termination Date but shall not extend beyond the Maturity Date.

                  SECTION 3.04. FEES.

                  (a) Borrower shall pay to the Administrative Agent, for the account of and distribution of the respective Pro Rata Share to each Lender (subject to the last sentence hereof), an unused Fee (the "Unused Fee") for the period commencing on the Commitment Date to and including the Commitment Termination Date, computed at a rate equal to fifteen hundredths of one percent (0.15%) per annum multiplied by the average daily amount of such Lender's Unused Commitment. Such fee being payable quarterly in arrears on the date which is five days following the last day of each fiscal quarter of Borrower and on the Commitment Termination Date.

                  (b) On the Closing Date, Borrower shall pay to the Administrative Agent, for the account of and distribution of the respective Pro Rata Share to each Lender (subject to the last sentence hereof), a non-refundable and fully earned upfront fee (the "Upfront Fee") equal in amount to one tenth of one percent (0.10%) of the Syndicated Loan Commitments of the Lenders.

                  (c) On the Closing Date Borrower shall pay to the Administrative Agent such fees for services as previously agreed in writing by Borrower with the Administrative Agent.

                  SECTION 3.05. VOLUNTARY AND MANDATORY PREPAYMENTS OF
BORROWINGS.

                  (a) Borrower may, at its option, prepay Borrowings, at any time in whole, or from time to time in part, in amounts aggregating $1,000,000 or any greater integral multiple of $100,000, by paying the principal amount to be prepaid together with interest accrued and unpaid thereon to the date of prepayment, together with, in the case of Eurodollar Advances, all compensation payments pursuant to Section 3.11 if such prepayment is made on a date other than the last day of the Interest Period applicable thereto. Each such optional prepayment shall be applied in accordance with Section 3.05(c) below.

                  (b) Borrower shall give written notice (or telephonic notice confirmed in writing) to the Administrative Agent of any intended prepayment of the Loans not less than two Business Days prior to any prepayment of Borrowings. Such notice, once given, shall be irrevocable. Upon receipt of such notice of prepayment, the Administrative Agent shall promptly notify each Lender of the contents of such notice and of such Lender's share of such prepayment.

                  (c) Borrower, when providing notice of prepayment pursuant to Section 3.05(b), may designate the Types of Advances and the specific Borrowing or Borrowings which are to be prepaid provided that each prepayment made pursuant to a single Borrowing shall be applied pro rata among the Advances comprising such Borrowing. In the absence of a designation by Borrower, the Administrative Agent shall, subject to the foregoing, make such designation in its sole discretion. All voluntary prepayments shall be applied to the payment of interest on the Borrowings prepaid before application to principal.

                  (d) Immediately upon receipt by Borrower or any Guarantor of proceeds of any Asset Sale (including condemnation proceeds, but excluding proceeds of Asset Sales permitted by Section 7.04 and any such sales or dispositions which occur in Borrower's or any Guarantor's ordinary course of business), Borrower shall prepay the Loans in an amount equal to all such proceeds, net of commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrower in connection therewith (in each case, paid to non-Affiliates). Any such prepayment shall be applied in accordance with Section 3.05(f) below.

                  (e) If Borrower or Guarantor issues equity or any debt securities, then no later than the Business Day following the date of receipt of the proceeds thereof, Borrower shall prepay the Loans in an amount equal to all such proceeds, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith. Any such prepayment shall be applied in accordance with Section 3.05(f) below.

                  (f) Any prepayments made by Borrower pursuant to Sections 3.05(d) or (e) above shall be applied as follows: first, to the reimbursable expenses of the Agents then due and payable pursuant to any of the Credit Documents; second, to all other fees and reimbursable expenses of the Lenders then due and payable pursuant to any of the Credit Documents, pro rata to the Lenders based on their respective Pro Rata Shares; third, to interest then due and payable on Loans made to Borrower, pro rata to the Lenders based on their respective Pro Rata Shares of the outstanding Loans; fourth, to the principal balance of the Loans, until the same shall have been paid in full, pro rata to the Lenders based on their respective Pro Rata Shares of the Syndicated Loan Commitments. The Syndicated Loan Commitments shall be permanently reduced by the amount of any prepayments made pursuant to clause fourth above.

                  SECTION 3.06. PAYMENTS, ETC.

                  (a) Except as otherwise specifically provided herein, all payments under this Agreement and the other Credit Documents, other than the payments specified in clause (ii) below, shall be made without defense, set-off or counterclaim to the Administrative Agent not later than 12:00 Noon (Atlanta, Georgia time ) on the date when due and shall be made in Dollars in immediately available funds at its Payment Office.

                  (b) (i) All such payments shall be made free and clear of and without deduction or withholding for any Taxes in respect of this Agreement, the Notes or other Credit Documents, or any payments of principal, interest, fees or other amounts payable hereunder or thereunder (but excluding, except as provided in paragraph (iii) hereof, any Taxes imposed on the overall net income of the Lenders pursuant to the laws of the jurisdiction in which the principal executive office or appropriate Lending Office of such Lender is located). If any Taxes are so levied or imposed, Borrower agrees (A) to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every net payment of all amounts due hereunder and under the Notes and other Credit Documents, after withholding or deduction for or on account of any such Taxes (including additional sums payable under this Section 3.06), will not be less than the full amount provided for herein had no such deduction or withholding been required, (B) to make such withholding or deduction and (C) to pay the full amount deducted to the relevant authority in accordance with applicable law. Borrower will furnish to the Administrative Agent and each Lender, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Borrower. Borrower will indemnify and hold harmless the Administrative Agent and each Lender and reimburse the Administrative Agent and each Lender upon written request for the amount of any Taxes so levied or imposed and paid by the Administrative Agent or Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or illegally asserted. A certificate as to the amount of such payment by such Lender or the Administrative Agent, absent manifest error, shall be final, conclusive and binding for all purposes.

                           (ii) Each Lender that is organized under the laws of
any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) agrees to furnish to Borrower and the Administrative Agent, on the Closing Date and otherwise prior to the time it becomes a Lender hereunder, two copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or any successor forms thereto (wherein such Lender claims entitlement to complete exemption from or reduced rate of U.S. Federal withholding tax on interest paid by Borrower hereunder) and to provide to Borrower and the Administrative Agent a new Form 4224 or Form 1001 or any successor forms thereto if any previously delivered form is found to be incomplete or incorrect in any material respect or upon the obsolescence of any previously delivered form.

                           (iii) Borrower shall also reimburse the
Administrative Agent and each Lender, upon written request, for any Taxes imposed (including, without limitation, Taxes imposed on the overall net income of the Administrative Agent or Lender or its applicable Lending Office pursuant to the laws of the jurisdiction in which the principal executive office or the applicable Lending Office of the Administrative Agent or Lender is located) as the Administrative Agent or Lender shall determine are payable by the Administrative Agent or Lender in respect of amounts paid by or on behalf of Borrower to or on behalf of the Administrative Agent or Lender pursuant to paragraph (i) hereof.

                  (c) Subject to Section 3.03(ii), whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

                  (d) All computations of interest and fees shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed), except that interest on Base Rate Advances shall be computed on the basis of a year of 365/366 days for the actual number of days. Interest on Base Rate Advances shall be calculated based on the Base Rate from and including the date of such Loan to but excluding the date of the repayment or conversion thereof. Interest on Eurodollar Advances shall be calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

                  (e) Payment by Borrower to the Administrative Agent in accordance with the terms of this Agreement shall, as to Borrower, constitute payment to the Lenders under this Agreement.

                  SECTION 3.07. INTEREST RATE NOT ASCERTAINABLE, ETC. In the event that the Administrative Agent shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) that on any date for determining LIBOR for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market, or the Administrative Agent's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR then, and in any such event, the Administrative Agent shall forthwith give notice (by telephone confirmed in writing) to Borrower and to the Lenders, of such determination and a summary of the basis for such determination. Until the Administrative Agent notifies Borrower that the circumstances giving rise to the suspension described herein no longer exist, the obligations of the Lenders to make or permit portions of the Loans to remain outstanding past the last day of the then current Interest Periods as Eurodollar Advances shall be suspended, and such affected Advances shall bear interest at the Base Rate (or at such other rate of interest per annum as Borrower and each of the Administrative Agent and the Lenders shall have agreed to in writing).

                  SECTION 3.08. ILLEGALITY.

                  (a) In the event that any Lender shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) at any time that the making or continuance of any Eurodollar

Advance has become unlawful by compliance by such Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Lender shall give prompt notice (by telephone confirmed in writing) to Borrower and to the Administrative Agent of such determination and a summary of the basis for such determination (which notice the Administrative Agent shall promptly transmit to the other Lenders).

                  (b) Upon the giving of the notice to Borrower referred to in subsection (a) above, (i) Borrower's right to request and such Lender's obligation to make Eurodollar Advances shall be immediately suspended, and such Lender shall make an Advance as part of the requested Borrowing of Eurodollar Advances, bearing interest at the Base Rate (or at such other rate of interest per annum as Borrower and each of the Administrative Agent and the Lenders shall have agreed to in writing), which Base Rate Advance shall, for all other purposes, be considered part of such Borrowing, and (ii) if the affected Eurodollar Advance or Advances are then outstanding, Borrower shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one Business Day's written notice to the Administrative Agent and the affected Lender, convert each such Advance into an Advance or Advances of a different Type with an Interest Period ending on the date on which the Interest Period applicable to the affected Eurodollar Advances expires, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 3.08(b).

                  SECTION 3.09. INCREASED COSTS.

                  (a) (i) If, by reason of (x) after the date hereof, the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (y) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

                           (1) any Lender (or its applicable Lending Office) shall be subject to any tax, duty or other charge with respect to its Eurodollar Advances, or its obligation to make Eurodollar Advances, or the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Advances or its obligation to make Eurodollar Advances shall have changed (except for changes in the tax on the overall net income of such Lender or its applicable Lending Office imposed by the jurisdiction in which such Lender's principal executive office or applicable Lending Office is located); or

                           (2) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender's applicable Lending Office shall be imposed or deemed applicable or any other condition affecting its Eurodollar Advances, or its obligation to make Eurodollar

         Advances shall be imposed on any Lender or its applicable Lending Office or the London interbank market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Advances, or there shall be a reduction in the amount received or receivable by such Lender or its applicable Lending Office, or

         (ii) in the event that any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy not currently in effect or fully applicable as of the Closing Date, or any change therein or in the interpretation or application thereof after the Closing Date, or compliance by such Lender with any request or directive regarding capital adequacy not currently in effect or fully applicable as of the Closing Date (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a central bank or governmental authority or body having jurisdiction, does or shall have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such law, treaty, rule, regulation, guideline or order, or such change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material;

then, in the case of (i) or (ii) above, upon written notice from and demand by such Lender on Borrower (with a copy of such notice and demand to the Administrative Agent), Borrower shall pay to the Administrative Agent for the account of such Lender within five Business Days after the date of such notice and demand, additional amounts sufficient to indemnify such Lender against such increased cost or reduced yield. A certificate as to the amount of such increased cost or reduced yield submitted to Borrower and the Administrative Agent by such Lender in good faith and accompanied by a statement prepared by such Lender describing in reasonable detail the basis for and calculation of such increased cost, shall, except for manifest error, be final, conclusive and binding for all purposes.

                    In addition, if at any time a Eurodollar Reserve Percentage greater than 0% is imposed on any Bank, the Borrower shall pay to such Bank additional interest on the unpaid principal amount of the Eurodollar Advances of such Bank until such principal amount is paid in full at an interest rate per annum equal at all times to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable LIBOR for such Eurodollar Advance for such Interest Period by (ii) 1.00 minus the Eurodollar Reserve Percentage, payable on each date on which interest is payable on such Eurodollar Advance. Such additional interest, if any, shall be determined by such Lender and notified to the Borrower through the Administrative Agent.

                  (b) If any Lender shall advise the Administrative Agent that at any time, because of the circumstances described in clauses (x) or (y) in Section 3.09(a) or any other circumstances beyond such Lender's reasonable control arising after the date of this Agreement affecting such Lender or the London interbank market or such Lender's position in such markets, LIBOR as determined by the Administrative Agent, will not adequately and fairly reflect the cost to such Lender of funding its Eurodollar Advances, then, and in any such event:

                           (i) the Administrative Agent shall forthwith give notice (by telephone confirmed in writing) to Borrower and to the other Lenders of such advice;

                           (ii) Borrower's right to request and such Lender's obligation to make or permit portions of the Loans to remain outstanding past the last day of the then current Interest Periods as Eurodollar Advances shall be immediately suspended; and

                           (iii) such Lender shall make an Advance as part of the requested Borrowing of Eurodollar Advances, as the case may be, bearing interest at the Base Rate (or at such other rate of interest per annum as Borrower and each of the Administrative Agent and the Lenders shall have agreed to in writing), which Base Rate Advance shall, for all other purposes, be considered part of such Borrowing.

                  (c) Each Lender or Administrative Agent shall make written demand on Borrower for indemnification or compensation pursuant to this
Section 3.09 no later than 60 days after the event giving rise to the claim for indemnification or compensation occurs. In the event that any Lender or Administrative Agent fails to give Borrower notice within the time limitations prescribed in the foregoing sentence, Borrower shall not have any obligation to pay such claim for compensation or indemnification.

                  SECTION 3.10. LENDING OFFICES.

                  (a) Each Lender agrees that, if requested by Borrower, it will use reasonable efforts (subject to overall policy considerations of such Lender) to designate an alternate Lending Office with respect to any of its Eurodollar Advances affected by the matters or circumstances described in Sections 3.06(b), 3.07, 3.08 or 3.09 to reduce the liability of Borrower or avoid the results provided thereunder, so long as such designation is not materially disadvantageous to such Lender as determined by such Lender, which determination if made in good faith, shall be conclusive and binding on all parties hereto. Nothing in this Section 3.10 shall affect or postpone any of the obligations of Borrower or any right of any Lender provided hereunder.

                  (b) If any Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) issues a public announcement with respect to the closing of its lending offices in the United States such that any withholdings or deductions and additional payments with respect to Taxes may be required to be made by Borrower thereafter pursuant to Section 3.06(b), such Lender shall use reasonable efforts to furnish Borrower notice thereof as soon as practicable thereafter; provided, however, that no delay or failure to furnish such notice shall in any event release or discharge Borrower from its obligations to such Lender pursuant to Section 3.06(b) or otherwise result in any liability of such Lender.

                  SECTION 3.11. FUNDING LOSSES. Borrower shall compensate each Lender, upon its written request to Borrower (which request shall set forth the basis for requesting such amounts in reasonable detail and which request shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Advances), in either case to the extent not recoverable by such Lender in connection with a re-employment of such funds and including loss of anticipated profits, which the Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of, or conversion to or continuation of, Eurodollar Advances to Borrower does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation, (whether or not withdrawn), (ii) if any repayment (including mandatory prepayments and any conversions pursuant to Section 3.08(b)) of any Eurodollar Advances by Borrower occurs on a date which is not the last day of an Interest Period applicable thereto, or (iii) if, for any reason, Borrower defaults in its obligation to repay its Eurodollar Advances when required by the terms of this Agreement. In no circumstance will Borrower be responsible for losses (other than administrative costs) where interest rates have increased as of the date of determination of funding losses hereunder.

                  SECTION 3.12. ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR ADVANCES. Calculation of all amounts payable to a Lender under this Article III shall be made as though that Lender had actually funded its relevant Eurodollar Advances through the purchase of deposits in the relevant market bearing interest at the rate applicable to such Eurodollar Advances in an amount equal to the amount of the Eurodollar Advances and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar Advances from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Advances in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this
Article III.

                  SECTION 3.13. APPORTIONMENT OF PAYMENTS. Aggregate principal and interest payments in respect of Loans and payments in respect of the Unused Fee shall be apportioned among all outstanding Commitments and Loans to which such payments relate, proportionately to the Lenders' respective pro rata portions of such Commitments and outstanding Loans. The Administrative Agent shall promptly distribute to each Lender at its Payment Office set forth beside its name on the appropriate signature page hereof or such other address as any Lender may request its share of all such payments received by the Administrative Agent.

                  SECTION 3.14. SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment or reduction (including, without limitation, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code) of the Obligations

(whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its pro rata portion of payments or reductions on account of such obligations obtained by all the Lenders, such Lender shall forthwith (i) notify each of the other Lenders and Administrative Agent of such receipt, and (ii) purchase from the other Lenders such participations in the affected obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest unless the Lender obligated to return such funds is required to pay interest on such funds. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 3.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

                  SECTION 3.15. BENEFITS TO GUARANTORS. In consideration of the execution and delivery by the Guarantors of the Guaranty Agreements, Borrower agrees, subject to the terms hereof, to make extensions of credit hereunder available to the Guarantors.


                                   ARTICLE IV.

                            CONDITIONS TO BORROWINGS

                  The obligations of each Lender to make Advances to Borrower hereunder is subject to the satisfaction of the following conditions:

                  SECTION 4.01. CONDITIONS PRECEDENT TO INITIAL LOANS. On the Closing Date, all obligations of Borrower hereunder incurred prior to such date (including, without limitation, Borrower's obligations to pay any arrangement fee and all agency fees due and payable to the Agents on the Closing Date as previously agreed with Borrower), shall have been paid in full, and the Administrative Agent shall have received the following, in form and substance reasonably satisfactory in all respects to the Lenders and (except for the Notes) in sufficient number for each Lender:

                  (a)      the duly executed counterparts of this Agreement;

                  (b)      the duly executed Syndicated Notes;

                  (c)      the duly executed Guaranty Agreements;

                  (d) a duly executed certificate of Borrower, in substantially the form of Exhibit D attached hereto and appropriately completed, certifying that (i) the representations and warranties set forth in Article 5 hereof are true and correct on and as of such date with the same effect as though made on and as of such date, (ii) Borrower and the Guarantors are in compliance with all the terms and provisions set forth in this Agreement and the other Credit Documents on their respective parts to be observed or performed, (iii) on the Closing Date, no Default or Event of Default, will have occurred or be continuing and (iv) as of the Closing Date, there has been no materially adverse change in the financial condition of the Borrower and its Subsidiaries as reflected in the financial statements delivered to the Agents prior to the Closing Date;

                  (e) a duly executed solvency certificate of Borrower and the Guarantors, in form and substance satisfactory to the Lenders;

                  (f) certificates of the Secretary or Assistant Secretary of each of the Credit Parties attaching and certifying copies of the resolutions of the boards of directors of the Credit Parties, authorizing as applicable the execution, delivery and performance of the Credit Documents;

                  (g) certificates of the Secretary or an Assistant Secretary of each of the Credit Parties certifying (i) the name, title and true signature of each officer of such entities executing the Credit Documents, and
(ii) the bylaws or comparable governing documents of such entities;

                  (h) certified copies of the certificate or articles of incorporation of each Credit Party certified by the Secretary of State or the Secretary or Assistant Secretary of such Credit Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of incorporation or organization of such Credit Party;

                  (i) copies of all documents and instruments, including all consents, authorizations and filings, required or advisable under any Requirement of Law or by any material Contractual Obligation of the Credit Parties, in connection with the execution, delivery, performance, validity and enforceability of the Credit Documents and the other documents to be executed and delivered hereunder, and such consents, authorizations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired;

                  (j) certificates of insurance issued on behalf of insurers of Borrower and the Guarantors, describing in reasonable detail the types and amounts of insurance (property and liability) maintained by Borrower and the Guarantors;

                  (k) the favorable opinion of Jones, Day, Reavis & Pogue, counsel to the Credit Parties, substantially in the form of Exhibit E-1 addressed to the Agents and each of the Lenders and the favorable opinion of in-house general counsel to the Credit Parties, substantially in the form of Exhibit E-2 addressed to the Agents and each of the Lenders;

                  (l) all corporate proceedings and all other legal matters in connection with the authorization, legality, validity and enforceability of the Credit Documents shall be reasonably satisfactory in form and substance to the Required Lenders.

                  SECTION 4.02. CONDITIONS TO ALL LOANS. At the time of the making of all Loans (before as well as after giving effect to such Loans and to the proposed use of the proceeds thereof), the following conditions shall have been satisfied or shall exist:

                  (a)      there shall exist no Default or Event of Default;

                  (b) all representations and warranties by Borrower contained herein (excepting therefrom any made as of a prior date) shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loans; and

                  (c) the Loans to be made and the use of proceeds thereof shall not contravene, violate or conflict with, or involve the Administrative Agent or any Lender in a violation of, the Margin Regulations or any other material law, rule, injunction, or regulation, or determination of any court of law or other governmental authority applicable to Borrower.

                  Each request for a new Borrowing and the acceptance by Borrower of the proceeds thereof (but not the continuation or conversion of an existing Borrowing ) shall constitute a representation and warranty by Borrower, as of the date of the Loans comprising such Borrowing, that the applicable conditions specified in Sections 4.01 and 4.02 have been satisfied or waived in writing.


                                   ARTICLE V.

                         REPRESENTATIONS AND WARRANTIES

                  Borrower (as to itself and all other Consolidated Companies) represents and warrants as follows:

                  SECTION 5.01. CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each of the Credit Parties is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Credit Parties (i) has the corporate power and authority and the legal right to own and operate its property and to conduct its business, (ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership of property or the conduct of its business requires such qualification, and (iii) is in compliance with all Requirements of Law, except where the failure to duly qualify or to comply with applicable Requirements of Law would not have a Materially Adverse Effect.

                  SECTION 5.02. CORPORATE POWER; AUTHORIZATION. Each of the Credit Parties has the corporate power and authority to make, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of such Credit Documents. No consent or authorization of, or filing with, any Person (including, without limitation, any governmental authority), is required in connection with the execution, delivery or performance by any Credit Party, or the validity or enforceability against any Credit Party, of the Credit Documents, other than such consents, authorizations or filings which have been made or obtained.

                  SECTION 5.03. ENFORCEABLE OBLIGATIONS. This Agreement and each other Credit Document has been duly authorized, executed and delivered by the respective Credit Parties, and this Agreement and each other Credit Document constitute legal, valid and binding obligations of the Credit Parties, respectively, enforceable against the Credit Parties in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                  SECTION 5.04. NO CONTRACTUAL OR LEGAL BAR. The execution, delivery and performance by the Borrower and each Guarantor of the Credit Documents to which it is a party (a) will not contravene any material provision of any Requirement of Law, (b) will not conflict with or be inconsistent with or result in any breach of, or constitute a default under, any Contractual Obligations of any Consolidated Company that would result in liability to any Credit Party of $500,000 or more in the aggregate or otherwise result in a Materially Adverse Effect, (c) will not violate any provision of the certificate of incorporation (or equivalent thereof) or bylaws (or equivalent thereof) of the Borrower or any Guarantor, (d) will not require the consent, approval or authorization of any governmental or non-governmental authority or Person and
(e) will not result in the creation of any Lien upon the assets or properties of the Borrower and its Subsidiaries, other than those Liens permitted under
Section 7.01.

                  SECTION 5.05. NO MATERIAL LITIGATION OR INVESTIGATIONS. No litigation, investigations or proceedings of or before any courts, tribunals, arbitrators or governmental authorities are pending or, to the knowledge of Borrower, threatened by or against any of the Consolidated Companies, or against any of their respective properties or rights, existing or future (a) with respect to any Credit Document or any of the transactions contemplated hereby or thereby, or (b) which, if adversely determined, would reasonably be expected to have a Materially Adverse Effect.

                  SECTION 5.06. INVESTMENT COMPANY ACT, ETC. None of the Consolidated Companies is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended). None of the Consolidated Companies is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any foreign, federal or local statute or regulation limiting its ability to incur indebtedness for money borrowed, guarantee such indebtedness, or pledge its assets to secure such indebtedness, as contemplated hereby or by any other Credit Document.

                  SECTION 5.07. MARGIN REGULATIONS. No part of the proceeds of any of the Loans will be used for any purpose which violates, or which would be inconsistent or not in compliance with, the provisions of the applicable Margin Regulations.

                  SECTION 5.08. COMPLIANCE WITH ENVIRONMENTAL LAWS.

                  (a) The Consolidated Companies have received no notices of claims or potential liability under, and are in compliance with, all applicable Environmental Laws, where such claims and liabilities under, and failures to comply with, such statutes, regulations, rules, ordinances, laws or licenses, would reasonably be expected to result in penalties, fines, claims or other liabilities to the Consolidated Companies having a Materially Adverse Effect.

                  (b) None of the Consolidated Companies has received any notice of violation, or notice of any action, either judicial or administrative, from any governmental authority (whether United States or foreign) relating to the actual or alleged violation of any Environmental Law, including, without limitation, any notice of any actual or alleged spill, leak, or other release of any Hazardous Substance, waste or hazardous waste by any Consolidated Company or its employees or agents, or as to the existence of any contamination on any properties owned by any Consolidated Company, where any such violation, spill, leak, release or contamination would reasonably be expected to result in penalties, fines, claims or other liabilities to the Consolidated Companies having a Materially Adverse Effect.

                  (c) The Consolidated Companies have obtained all necessary governmental permits, licenses and approvals which are material to the operations conducted on their respective properties, including without limitation, all required material permits, licenses and approvals for (i) the emission of air pollutants or contaminants, (ii) the treatment or pretreatment and discharge of waste water or storm water, (iii) the treatment, storage, disposal or generation of hazardous wastes, (iv) the withdrawal and usage of ground water or surface water, and (v) the disposal of solid wastes.

                  SECTION 5.09. INSURANCE. The Credit Parties currently maintain insurance with respect to their respective properties and businesses, with financially sound and reputable insurers, having coverages against losses or damages of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance being the types, and in amounts no less than those amounts which are, customary for such companies under similar circumstances; provided, however, that the Company may self insure in amounts satisfactory to management, subject to the provisions of Section 6.06(a). The Consolidated Companies have paid all material amounts of insurance premiums now due and owing with respect to such insurance policies and coverages, and such policies and coverages are in full force and effect.

                  SECTION 5.10. NO DEFAULT. None of the Consolidated Companies is in default under or with respect to any material Contractual Obligation in any respect.

                  SECTION 5.11. NO BURDENSOME RESTRICTIONS. None of the Consolidated Companies is a party to or bound by any Contractual Obligation or Requirement of Law which has had or would reasonably be expected to have a Materially Adverse Effect.

                  SECTION 5.12. TAXES. Each of the Consolidated Companies has filed or caused to be filed all declarations, reports and tax returns which are required to have been filed, and has paid all taxes, custom duties, levies, charges and similar contributions ("taxes" in this Section 5.12) shown to be due and payable on said returns or on any assessments made against it or its properties, and all other taxes, fees or other charges imposed on it or any of its properties by any governmental authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided in its books or where the aggregate sum of taxes unpaid is less than $500,000); and no tax liens have been filed and, to the knowledge of Borrower, no claims are being asserted with respect to any such taxes, fees or other charges.

                  SECTION 5.13. SUBSIDIARIES. Schedule 5.13 accurately describes as of the Closing Date (1) the complete name of each Subsidiary of the Borrower,
(2) the jurisdiction of incorporation or organization of each Subsidiary of the Borrower, (3) the ownership of all issued and outstanding Capital Stock of each Subsidiary of the Borrower and (4) whether such Subsidiary is a Material Subsidiary. Except as disclosed on Schedule 5.13, Borrower has no Subsidiaries and neither Borrower nor any Subsidiary is a joint venture partner or general partner in any partnership. Each of the Subsidiaries that is not a Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to transact business in every jurisdiction where the failure to so qualify would have a Materially Adverse Effect, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now as now conducted in each case where the failure to have the same would have a Materially Adverse Effect.

                  SECTION 5.14. FINANCIAL STATEMENTS. The unaudited balance sheet of the Consolidated Companies as of September 30, 1999, setting forth the financial position of the Consolidated Companies, a copy of which has been delivered to the Lenders, fairly presents, in conformity with generally accepted accounting principles, the financial position of the Consolidated Companies as of such date and time. The Consolidated Companies do not have any material contingent obligations, contingent liabilities or other obligations which are not reflected in the balance sheet referenced above (the "September 1999 Financial Statements"). Since September 30, 1999, there have been no changes with respect to the Consolidated Companies which has had or would reasonably be expected to have a Materially Adverse Effect.

                  SECTION 5.15. ERISA.

                  (a)(1) Identification of Plans. (A) None of the Consolidated Companies nor any of their respective ERISA Affiliates maintains or contributes to, or has during the past two years maintained or contributed to, any Plan that is subject to Title IV of ERISA other than the Equifax Inc. U.S. Retirement Income Plan, and (B) none of the Consolidated Companies maintains or contributes to any Foreign Plan other than the Equifax Europe (U.K.) Ltd. Pension Plan;

                  (2) Compliance. Each Plan and each Foreign Plan maintained by the Consolidated Companies have at all times been maintained, by their terms and in operation, in compliance with all applicable laws, and the Consolidated Companies are subject to no tax or penalty with respect to any Plan maintained or contributed to by such Consolidated Company or any ERISA Affiliate thereof, including without limitation, any tax or penalty under Title I or Title IV of ERISA or under Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 404, or 419 of the Tax Code, where the failure to comply with such laws, and such taxes and penalties, together with all other liabilities referred to in this Section 5.15 (taken as a whole), would in the aggregate have a Materially Adverse Effect;

                  (3) Liabilities. The Consolidated Companies are subject to no liabilities (including withdrawal liabilities) with respect to any Plans or Foreign Plans maintained or contributed to by such Consolidated Companies or any of their ERISA Affiliates, including without limitation, any liabilities arising from Titles I or IV of ERISA, other than obligations to fund benefits under an ongoing such Plan and to pay current contributions, expenses and premiums with respect to such Plans or Foreign Plans, where such liabilities, together with all other liabilities referred to in this Section 5.15 (taken as a whole), would in the aggregate have a Materially Adverse Effect;

                  (4) Funding. The Consolidated Companies and, with respect to any Plan which is subject to Title IV of ERISA, each of their respective ERISA Affiliates, have made full and timely payment of all amounts (A) required to be contributed by any of them under the terms of each Plan and applicable law, and
(b) required to be paid as expenses by any of them (including PBGC or other premiums) of each Plan, where the failure to pay such amounts (when taken as a whole, including any penalties attributable to such amounts) would have a Materially Adverse Effect. No Plan maintained by a Consolidated Company subject to Title IV of ERISA has an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA, determined as if such Plan terminated on any date on which this representation and warranty is deemed made, in any amount which, together with all other liabilities referred to in this Section 5.15 (taken as a whole), would have a Materially Adverse Effect if such amount were then due and payable. The Consolidated Companies are subject to no liabilities with respect to post-retirement medical benefits other than those accrued on Borrower's financial statements.

                  (b) With respect to any Foreign Plan, reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction where the Foreign Subsidiary maintains its principal place of business or in which the Foreign Plan is maintained. The aggregate unfunded liabilities, after giving effect to any reserves for such liabilities, with respect to such Foreign Plans, together with all other liabilities referred to in this Section 5.15 (taken as a whole), would not have a Materially Adverse Effect.

                  SECTION 5.16. POSSESSION OF FRANCHISES, LICENSES, ETC. Each of the Consolidated Companies possesses all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, that are necessary in any material respect for the ownership, maintenance and operation of its properties and assets, and none of the Consolidated Companies is in violation of any thereof in any material respect.

                  SECTION 5.17. PATENTS, TRADEMARKS, LICENSES, ETC. (i) The Consolidated Companies have obtained and hold in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses and other such rights, free from burdensome restrictions, which are necessary for the operation of their respective businesses as presently conducted and where the result of a failure to obtain and hold such patents, trademarks, service marks, trade names, copyrights, licenses and other such rights would have a Materially Adverse Effect, and (ii) to the best of Borrower's knowledge, no product, process, method, service or other item presently sold by or employed by any Consolidated Company in connection with such business infringes any patents, trademark, service mark, trade name, copyright, license or other right owned by any other person and there is not presently pending, or to the knowledge of Borrower, threatened, any claim or litigation against or affecting any Consolidated Company contesting such Person's right to sell or use any such product, process, method, substance or other item where the result of such failure to obtain and hold such benefits or such infringement would have a Materially Adverse Effect.

                  SECTION 5.18. OWNERSHIP OF PROPERTY. Each Consolidated Company has good and marketable fee simple title to or a valid leasehold interest in all of its real property and good title to, or a valid leasehold interest in, all of its other material assets, as such properties are reflected in the most recent financial statements (including the September 1999 Financial Statements) delivered by Borrower to the Administrative Agent, other than properties disposed of in the ordinary course of business since such date or as otherwise permitted by the terms of this Agreement, subject to no Lien or title defect of any kind, except Liens permitted under Section 7.01. The Consolidated Companies enjoy peaceful and undisturbed possession under all of their respective leases.

                  SECTION 5.19. FINANCIAL CONDITION. On the Closing Date and after giving effect to the transactions contemplated by this Agreement, the Guaranty Agreements and the other Credit Documents, including without limitation, the use of the proceeds of the Loans as provided in Section 2.01(b), each of the Credit Parties is Solvent.

                  SECTION 5.20. LABOR MATTERS. The Consolidated Companies have experienced no strikes, labor disputes, slow downs or work stoppages due to labor disagreements which have had, or would reasonably be expected to have, a Materially Adverse Effect, and, to the best knowledge of Borrower, there are no such strikes, disputes, slow downs or work stoppages threatened against any Consolidated Company which if they occurred, would reasonably be expected to have a Materially Adverse Effect. The hours worked and payment made to employees of the Consolidated Companies have not been in violation in any material respect of the Fair Labor Standards Act (in the case of Consolidated Companies that are not Foreign Subsidiaries) or any other applicable law dealing with such matters. All payments due from the Consolidated Companies, or for which any claim may be made against the Consolidated Companies, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as liabilities on the books of the Consolidated Companies in all jurisdictions where the failure to pay or accrue such liabilities would reasonably be expected to have a Materially Adverse Effect.

                  SECTION 5.21. PAYMENT OR DIVIDEND RESTRICTIONS. None of the Consolidated Companies is party to or subject to any agreement or understanding restricting or limiting the payment of any dividends or other distributions by any such Consolidated Company, other than CDB/Infotek.

                  SECTION 5.22. OUTSTANDING INDEBTEDNESS. Schedule 5.22 lists all outstanding Indebtedness of the Consolidated Companies as of September 30, 1999, and since September 30, 1999, no additional material Indebtedness has been incurred by the Consolidated Companies. There exists no default under the provisions of any instrument evidencing or securing Indebtedness of the Borrower or any of its Subsidiaries or of any agreement otherwise relating thereto which has had or would reasonably be expected to have a Material Adverse Effect.

                  SECTION 5.23. DISCLOSURE. No representation or warranty contained in this Agreement (including the Schedules attached hereto) or in any other document furnished from time to time pursuant to the terms of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading in any material respect as of the date made or deemed to be made. There is no fact known to Borrower which is having, or is reasonably expected to have, a Materially Adverse Effect.

                  SECTION 5.24. YEAR 2000 ISSUES. Prior to the Closing Date, Borrower and each Consolidated Company have (i) reviewed the areas, sites and systems within their businesses and operations which could be materially and adversely affected by failure to become "Year 2000 Compliant" (that is, that computer applications, imbedded microchips and other systems used by Borrower, any Consolidated Company, or any material vendor of Borrower or a Consolidated Company, will be able to properly recognize and perform date-sensitive functions involving certain dates prior to and any date after December 31, 1999) and (ii) developed, implemented and fully tested a detailed plan (the "Year 2000 Plan") to assure that the Borrower and each

Consolidated Company are Year 2000 Compliant in all respects (except where the failure to be so does not or would not reasonably be expected to have a Material Adverse Effect).


                                   ARTICLE VI.

                              AFFIRMATIVE COVENANTS

                  So long as any Commitment remains in effect hereunder or any Note shall remain unpaid, Borrower will (unless waived in writing by the Required Lenders):

                  SECTION 6.01. CORPORATE EXISTENCE, ETC. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence (except for mergers, divestitures and consolidations permitted pursuant to Section 7.03), and except where the failure to be so qualified would reasonably be expected to have a Materially Adverse Effect, its qualification to do business as a foreign corporation in all jurisdictions where it conducts business or other activities making such qualification necessary.

                  SECTION 6.02. COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its Subsidiaries to comply with, all Requirements of Law (including, without limitation, the Environmental Laws, ERISA and employee benefit laws) and Contractual Obligations applicable to or binding on any of them where the failure to comply with such Requirements of Law and Contractual Obligations would reasonably be expected to have a Materially Adverse Effect.

                  SECTION 6.03. PAYMENT OF TAXES AND CLAIMS, ETC. Pay, and cause each of its Subsidiaries to pay, (i) all taxes, assessments and governmental charges imposed upon it or upon its property, and (ii) all claims (including, without limitation, claims for labor, materials, supplies or services) which might, if unpaid, become a Lien upon its property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and adequate reserves are maintained with respect thereto or the aggregate sum of taxes unpaid is less than $500,000.

                  SECTION 6.04. KEEPING OF BOOKS. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, containing complete and accurate entries of all their respective financial and business transactions.

                  SECTION 6.05. VISITATION, INSPECTION, ETC. (a) Prior to the occurrence of a Default, permit, and cause each of its Subsidiaries to permit, any representative of any Lender at such Lender's expense after reasonable notice during regular business hours (which date of visit shall be mutually agreed upon but shall not be later than 2 weeks after the date requested by such Lender) to visit and inspect, in the company of any of the Executive Officers or their designees and their independent public accountants, any of their respective properties, and to examine and make abstracts from any of their respective books and records and to discuss with any of the

Executive Officers the respective affairs, finances and accounts of the Borrower and its Subsidiaries. Prior to the occurrence of a Default, each Lender shall be entitled to no more than two (2) such visits and inspections per year.

                  (b) After the occurrence of a Default, permit, and cause each of its Subsidiaries to permit, any representative of any Lender at the Borrower's expense to visit and inspect, in the company of any of the Executive Officers or their designees and their independent public accountants, any of their respective properties, and to examine and make abstracts from any of their respective books and records and to discuss with any of the Executive Officers the respective affairs, finances and accounts of the Borrower and its Subsidiaries.

                  (c) To cooperate and assist, and to cause each of its Subsidiaries to cooperate and assist, in such visits and inspections set forth in paragraphs (a) and (b) above in this Section, in each case at such reasonable times and as often as may reasonably be desired; provided, however, that (i) in no event shall any Lender have access to information prohibited by law, and (ii) in the event any Lender desires to inspect confidential matters (which matters shall in no event include financial information and data of the Borrower or its Subsidiaries or other information the Lenders may require in order to determine compliance this Agreement) under this Section, such Lender shall executed a confidentiality agreement relating to such matters, which agreement shall contain reasonable terms acceptable to such Lender and its counsel.

                  SECTION 6.06. INSURANCE; MAINTENANCE OF PROPERTIES.

                  (a) Maintain or cause to be maintained with financially sound and reputable insurers, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance to be of such types and in such amounts as are customary for such companies under similar circumstances; provided, however, that the Credit Parties may self-insure in amounts satisfactory to management. Upon the request of the Administrative Agent, Borrower shall file with the Administrative Agent a detailed list of such insurance then in effect stating the names of the insurance companies, the limits of liability of insurance, the date of expiration thereof, the Property and risks covered thereby and the insured with respect thereto, and, within 60 days after notice in writing from the Administrative Agent, obtain such additional insurance as the Required Lenders may reasonably request as a result of a material change in the circumstances or conditions affecting Borrower's business specifically or its type of business generally, provided that such additional insurance is available at a commercially reasonable cost.

                  (b) Cause, and cause each of the Consolidated Companies to cause, all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, settlements and improvements thereof, all as in the judgment of Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 6.06 shall prevent Borrower from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the judgment of Borrower, desirable in the conduct of its business or the business of any Consolidated Company.

                  (c) Maintain in full force and effect all material patents, trademarks, service marks, trade names, copyrights, licenses and other such rights, free from burdensome restrictions, which are necessary for the operation of the businesses of the Consolidated Companies as presently conducted, where the result of failure to obtain and hold such benefits would have a Materially Adverse Effect.

                  SECTION 6.07. REPORTING COVENANTS. Furnish to each Lender:

                  (a) Annual Financial Statements. As soon as available and in any event within 105 days after the end of each fiscal year of Borrower, balance sheets of the Consolidated Companies as at the end of such year, presented on a consolidated basis, and the related statements of income, and cash flows of the Consolidated Companies for such fiscal year, presented on a consolidated basis, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of the independent public accountants of comparable recognized national standing, which such report shall be unqualified as to going concern and scope of audit and shall state that such financial statements present fairly in all material respects the financial condition as at the end of such fiscal year on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal year in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

                  (b) Quarterly Financial Statements. As soon as available and in any event within 60 days after the end of each fiscal quarter of Borrower (other than the fourth fiscal quarter), balance sheets of the Consolidated Companies as at the end of such quarter presented on a consolidated basis and the related statements of income, shareholders' equity, and cash flows of the Consolidated Companies for such fiscal quarter and for the portion of Borrower's fiscal year ended at the end of such quarter, presented on a consolidated basis setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Borrower's previous fiscal year, all in reasonable detail and accompanied by a certification by the chief financial officer of Borrower that such financial statements fairly present in all material respects the financial condition of the Consolidated Companies as at the end of such fiscal quarter on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal quarter and such portion of Borrower's fiscal year, in accordance with GAAP consistently applied (subject to normal year-end audit adjustments and the absence of certain footnotes);

                  (c) No Default/Compliance Certificate. Together with the financial statements required pursuant to subsections (a) and (b) above, a certificate (with supporting details) of the chief financial officer of Borrower substantially in the form of Exhibit G attached hereto (the "Compliance Certificate") (i) to the effect that, based upon a review of the activities of the Consolidated Companies and such financial statements during the period covered thereby, there exists no Event of Default and no Default under this Agreement, or if there exists an Event of Default or a Default hereunder, specifying the nature thereof and the proposed response thereto, and (ii) demonstrating in reasonable detail compliance as at the end of such fiscal year or such fiscal quarter with Sections 6.08, 7.01, 7.04 and 7.05;

                  (d) Auditor's Statement. Together with the financial statements required pursuant to subsection (a) above, a statement of the accountants who prepared the report referred to therein, to the effect that, nothing has come to their attention which would cause them to believe that a Default or Event of Default existed as of the date of such financial statements, or if there existed a Default or Event of Default, specifying the nature thereof;

                  (e)      Notice of Default. Promptly, and no later than five
         (5) Business Days after any Executive Officer of Borrower has notice or knowledge of the occurrence of an Event of Default or a Default, a certificate of the chief financial officer of Borrower specifying the nature thereof and the proposed response thereto;

                  (f) Litigation and Investigations. Promptly, and no later than ten (10) Business Days after any Executive Officer of Borrower has notice or knowledge thereof, notice of the institution of or any material adverse development in any material action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against any Consolidated Company, or any material property of any thereof, or the threat of any such action, suit, proceeding, investigation or arbitration;

                  (g) Environmental Notices. Promptly, and no later than ten (10) Business Days after any Executive Officer of Borrower has notice or knowledge thereof, notice of any actual or alleged violation, or notice of any action, claim or request for information, either judicial or administrative, from any governmental authority relating to any actual or alleged claim, notice of potential responsibility under or violation of any Environmental Law, or any actual or alleged spill, leak, disposal or other release of any waste, petroleum product, or hazardous waste or Hazardous Substance by any Consolidated Company which could result in a Materially Adverse Effect;

                  (h) ERISA. (i) Promptly, and no later than ten (10) Business Days after any Executive Officer of Borrower has notice or knowledge thereof, (A) with respect to any Plan maintained by any Consolidated Company or any ERISA Affiliate thereof, or any trust established thereunder, notice of a "reportable event" described in Section 4043 of ERISA and the regulations issued from time to time thereunder (other than a "reportable event" not subject to the provisions for 30-day notice to the PBGC under such regulations); or (B) any other event which could subject any Consolidated Company to any tax, penalty or liability under Title I or Title IV of ERISA or Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 404 or 419 of the Tax Code, or any tax, penalty or liability under any Requirement of Law applicable to any Foreign Plan, where any such taxes, penalties or liabilities could result in a Material Adverse Effect;

                           (ii) Promptly after such notice must be provided to the PBGC, or to a Plan participant, beneficiary or alternative payee, any notice required under Section 101(d), 302(f)(4), 303, 304, 307, 4041(a)(2), 4041(b)(1)(A) or 4041(c)(1)(A) of ERISA or under
         Section 401(a)(29) or 412 of the Tax Code with respect to any Plan maintained by any Consolidated Company or any ERISA Affiliate thereof;

                           (iii) Promptly after receipt, any notice received by any Consolidated Company or any ERISA Affiliate thereof concerning the intent of the PBGC or any other governmental authority to terminate a Plan maintained or contributed to by such Company or ERISA Affiliate thereof which is subject to Title IV of ERISA, to impose any liability on such Company or ERISA Affiliate under Title IV of ERISA or Chapter 43 of the Tax Code;

                           (iv) Upon the request of the Administrative Agent, promptly upon the filing thereof with the Internal Revenue Service ("IRS") or the Department of Labor ("DOL"), a copy of IRS Form 5500 or annual report for each Plan maintained by any Consolidated Company or ERISA Affiliate thereof which is subject to Title IV of ERISA;

                           (v) Upon the request of the Administrative Agent, but no more frequently than twice each calendar year, (A) true and complete copies of any and all documents, government reports and IRS determination or opinion letters or rulings for any Plan maintained or contributed to by any Consolidated Company from the IRS, PBGC or DOL, received within the preceding 12 months, (B) any reports filed with the IRS, PBGC or DOL with respect to a Plan maintained or contributed to by the Consolidated Companies or any ERISA Affiliate thereof filed within the preceding 12 months, or (C) a current statement of withdrawal liability for each Multiemployer Plan contributed to by any Consolidated Company or any ERISA Affiliate thereof;

                           (B) Promptly, and no later than give (5) Business Days after any Executive Officer has notice of knowledge thereof, notice that (i) any material contributions to any Foreign Plan have not been made by the required due date for such contribution and such default cannot immediately be remedied, (ii) any Foreign Plan is not funded to the extent required by the law of the jurisdiction whose law governs such Foreign Plan based on the actuarial assumptions reasonably used at any time, or (iii) a material change is anticipated to any Foreign Plan that may have a Materially Adverse Effect.

                  (i) Liens. Promptly, and no later than five (5) Business Days after any Executive Officer of Borrower has notice or knowledge thereof, notice of the filing of any federal statutory Lien, tax or other state or local government Lien or any other Lien affecting their respective properties, other than those Liens expressly permitted by
         Section 7.01;

                  (j) Public Filings, Etc. Promptly upon the filing thereof or otherwise becoming available, copies of all financial statements, annual, quarterly and special reports, proxy statements and notices sent or made available generally by Borrower to its public security holders, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by any of them with any securities exchange, and of all press releases and other statements made available generally to the public containing material developments in the business or financial condition of Borrower and the other Consolidated Companies;

                  (k) New Material Subsidiaries. Within 30 days after the formation, acquisition or existence of any new Material Subsidiary, or any other event resulting in the creation of a new Material Subsidiary, or the domestication of any Foreign Subsidiary, notice of the formation or acquisition of such Subsidiary or such occurrence, including a description of the assets of such entity, the activities in which it will be engaged, and such other information as the Administrative Agent may request;

                  (l) Default under Other Debt. Immediately upon its receipt thereof, copies of any notice received by the Borrower or any other Consolidated Company from the holder(s) of Indebtedness of the Consolidated Companies (or from any trustee, agent, attorney, or other party acting on behalf of such holder(s)) in an amount which, in the aggregate, exceeds $5,000,000, where such notice states or claims the existence or occurrence of any default or event of default with respect to such Indebtedness under the terms of any indenture, loan or credit agreement, debenture, note, or other document evidencing or governing such Indebtedness;

                  (m) Complete Lien Search Results. As soon as available and in any event within 30 days after the Closing Date, copies of all UCC, judgment and tax lien search results for all of the Borrower's and the Guarantors' locations in the United States other than field offices at which is located tangible personal property (having an aggregate value not in excess of $6,000,000);

                  (n) Update of Schedule 7.01. As soon as available and in any event within 30 days after the Closing Date, a revised Schedule
         7.01 listing all Liens existing on the Closing Date, which shall not be materially different from Schedule 7.01 provided by the Borrower on the Closing Date and which shall automatically be deemed to amend Schedule
         7.01 to this Credit Agreement;

                  (o) Other Information. With reasonable promptness, any other information as the Administrative Agent on behalf of any Lender may reasonably request from time to time.

                  SECTION 6.08. FINANCIAL COVENANTS.

                  (a) Fixed Charge Coverage Ratio. (i) Maintain as of the last day of each fiscal quarter, a Fixed Charge Coverage Ratio, calculated for the fiscal quarter then ended and the immediately preceding three fiscal quarters, equal to or greater than 2.5:1.0.

                  (b) Funded Debt to Consolidated EBITDA. Maintain as of the last day of each fiscal quarter, a maximum ratio of Funded Debt to Consolidated EBITDA, calculated for the fiscal quarter then ended and the immediately preceding three fiscal quarters, of less than or equal to 3.5:1.0.

                  SECTION 6.09. ADDITIONAL CREDIT PARTIES. If at any time a U.S. Subsidiary that is not a Credit Party becomes a Material Subsidiary, Borrower shall cause such subsidiary to execute and deliver to the Administrative Agent a supplement to each of the Guaranty Agreements in the forms attached thereto, together with related documents with respect to such new Subsidiary of the kind described in Section 4.01 (e), (f), (g), (h), and (i), all in form and substance satisfactory to the Administrative Agent and the Required Lenders.

                  SECTION 6.10. INTELLECTUAL PROPERTY. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its rights, franchises, and licenses, and its patents and copyrights (for the scheduled duration thereof), trademarks, trade names, and service marks, necessary or desirable in the normal conduct of its business, except where the failure to maintain such rights, franchises, and licenses, patents, copyrights trademarks, trade names, and service marks would reasonably be expected to have a Materially Adverse Effect.

                  SECTION 6.11. NOTICE OF YEAR 2000 PROBLEM. Borrower will promptly notify the Administrative Agent in writing immediately upon determining that any computer application or system which is material to the operations of the Borrower or any Consolidated Company or any material vendor or supplier of Borrower or a Consolidated Company is not Year 2000 Complaint, if and to the extent that such condition has had, or could reasonably be expected to have, a Material Adverse Effect.

                                  ARTICLE VII.

                               NEGATIVE COVENANTS

                  So long as any Commitment remains in effect hereunder or any Note shall remain unpaid or any Loan shall remain outstanding, Borrower will not and will not permit any Subsidiary to (unless waived in writing by the Required Lenders):

                  SECTION 7.01. LIENS. Create, incur, assume or suffer to exist any Lien on any of its property now owned or hereafter acquired to secure any Indebtedness other than:

                  (a) Liens existing on the Closing Date (A) securing an aggregate not in excess of $5,400,000 and disclosed on Schedule 7.01,
         (B) securing obligations of CDB/Infotek owning to the Borrower or (C) securing an amount not to exceed $250,000 in the aggregate;

                  (b) Liens on any property securing Indebtedness incurred or assumed for the purpose of financing all or any part of the acquisition cost of such property and any refinance thereof, provided that such lien does not extend to any other property and further provided that the amount of Indebtedness secured by such Liens does not exceed $10,000,000 in aggregate principal amount at any one time outstanding.

                  (c) Liens for taxes not yet due and payable, and Liens for taxes which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained;

                  (d) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained;

                  (e) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (f) zoning, easements and restrictions on the use of real property which do not materially impair the use of such property;

                  (g) Liens arising under ERISA;

                  (h) rights in property reserved or vested in any governmental authority which do not materially impair the use of such property;

                  (i) Liens on assets of newly acquired Subsidiaries which were in existence at the time of acquisition and not created in contemplation thereof;

                  (j) Liens granted under the Lease Documents;

                  (k) Liens granted in favor of the Borrower or any Guarantor securing intercompany indebtedness owed by another Consolidated Company;

                  (l) Liens (other than those permitted by paragraphs (b) through (k) of this Section 7.01) securing Indebtedness in an aggregate principal amount outstanding at any time not to exceed fifteen percent (15%) of the Consolidated Net Worth of the Consolidated Companies as of the last day of the immediately preceding fiscal quarter of the Borrower; and

                  (m) Liens arising under or in connection with this Agreement.

                  SECTION 7.02. GUARANTIES. Create, incur, assume, guarantee, suffer to exist or otherwise become liable on or with respect to, directly or indirectly, any Guaranties other than:

                  (a) endorsements of instruments for deposit or collection in the ordinary course of business;

                  (b) guarantees of Indebtedness owed by any Consolidated Company to another Consolidated Company;

                  (c) Guaranties of Indebtedness to the extent such Indebtedness is permitted under Section 6.08(b).

                  SECTION 7.03. MERGERS, CONSOLIDATIONS. Merge or consolidate with any other Person, except that the foregoing restrictions shall not be applicable to:

                  (a) mergers or consolidations of (x) any Subsidiary with any other Subsidiary which is a Guarantor or (y) any Subsidiary with Borrower; or

                  (b) mergers or consolidations in which any Person engaged in businesses in which Borrower is engaged as of the Closing Date or substantially related thereto merges or consolidates with Borrower or any of its Subsidiaries where the surviving corporation is Borrower or such Subsidiary;

provided that before and after giving effect to any such merger or consolidations and any Funded Debt incurred by the Borrower or such Subsidiary in connection with such merger or consolidation, (x) Borrower is and will be in compliance with Section 6.08 hereof and if the consideration paid by Borrower or such Subsidiary in connection with such merger or consolidation is greater than $75,000,000, Borrower has delivered pro forma financial covenants calculations demonstrating such compliance, in such detail and using such form of presentation of historical and forecasted financial information as may be satisfactory to the Agents with copies provided to each Lender (based on the projected Fixed Charges or Funded Debt, as the case may be, for the immediately succeeding four fiscal quarters (including Fixed Charges incurred as a result of the incurrence of any such Funded Debt) and the historical Consolidated EBIT (including the Consolidated EBIT of such Person)); (y) no other Default or Event of Default exists hereunder; and (z) if the surviving Person is a Material Subsidiary, it promptly complies with Section 6.09 hereof, if applicable;

                  SECTION 7.04. ASSET SALES. Sell, lease or otherwise dispose of its accounts, property, stock of its Subsidiaries or other assets; provided, however, that the foregoing restrictions on Asset Sales shall not be applicable to:

                  (a) sales, leases, transfers or dispositions of assets of any Consolidated Company to the Borrower or any Consolidated Company;

                  (b) sales of inventory in the ordinary course of business and unneeded, worn out or obsolete equipment;

                  (c) sales of accounts receivable (or of undivided ownership interests therein) pursuant to the asset securitization facilities;

                  (d) Asset Sales comprised of assets of any Consolidated Company where, on the date of execution of a binding obligation to make such Asset Sale, the assets which are the subject of the proposed Asset Sale, together with all other such Asset Sales of the Consolidated Companies during the current fiscal year of Borrower, did not generate ten percent (10%) or more of Consolidated EBITDA for the immediately preceding fiscal year of Borrower;

provided that notwithstanding the foregoing, no transaction pursuant to clauses
(c) or (d) above shall be permitted if any Default or Event of Default exists at the time of such transaction or would exist as a result of such transaction.

                  SECTION 7.05 INVESTMENTS, LOANS, ETC. Make, permit or hold any Investments other than:

                  (a) Investments in the stock of Subsidiaries of Borrower existing as of the Closing Date or existing as Subsidiaries of Borrower immediately prior to the making of such Investment, and Investments in the form of loans and advances by the Borrower to any Guarantor;

                  (b) Investments in the stock or other assets of any other Person that is engaged in a business permitted by Section 7.10 hereof; provided, that after giving effect to such Investment and any Funded Debt incurred by the Borrower or such Subsidiary in connection with making such Investment, (x) Borrower is and will be in compliance with
         Section 6.08 hereof and if the Investment is greater than $75,000,000, the Borrower has delivered pro forma financial covenants calculations demonstrating such compliance, in such detail and using such form of presentation of historical and forecasted financial information as may be satisfactory to the Agents; (y) no other Default or Event of Default exists hereunder (based on the projected Fixed Charges or Funded Debt, as the case may be, for the immediately succeeding four fiscal quarters (including Fixed Charges incurred a result of the incurrence of any such Funded Debt) and the historical Consolidated EBIT (including the Consolidated EBIT of such Person)); and (z) as a result of such Investment, such Person becomes a Subsidiary of Borrower, and promptly complies with Section 6.09 if it becomes a Material Subsidiary of Borrower;

                  (c) marketable direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case supported by the full faith and credit of the United States and maturing within one year from the date of creation thereof;

                  (d) Investments received in settlement of Indebtedness created in the ordinary course of business, and the endorsement of negotiable instruments in the ordinary course of business;

                  (e) commercial paper issued by corporations, each of which has a consolidated net worth of not less than $500,000,000, and conducts a substantial portion of its business in the United States of America, maturing no more than 365 days from the date of acquisition thereof and having as at any date of determination a rating of P-1, P-2 or P-3 from Standard & Poor's or a rating of A-1, A-2 or A-3 from Moody's;

                  (f) money market or similar depository accounts, certificates of deposit or bankers acceptances, in each case redeemable upon demand or maturing within one year from the date of acquisition thereof, issued by commercial banks incorporated under the laws of the United States of America or any state thereof or the District of Columbia, provided (x) each such bank has at any date of determination combined capital and surplus of not less than $1,000,000,000 and a rating of its long-term debt of at least A by Standard & Poor's or at least A by Moody's or a long-term deposit rating of at least A issued by Standard & Poor's or at least A issued by Moody's, (y) the aggregate amount of all such certificates of deposit issued by such bank are fully insured at all times by the Federal Deposit Insurance Company;

                  (g) Loans and advances to officers and employees of the Consolidated Companies made in the ordinary course of business, including without limitation, loans to executives for the purchase of stock of the Borrower pursuant to a program established by the Board of Directors or a committee thereof from time to time in an amount not to exceed $15,000,000;

                  (h) Investments in joint ventures in an aggregate amount during any fiscal year of Borrower not to exceed an amount equal to ten percent (10%) of Borrower's Consolidated Net Worth as of the end of the immediately preceding fiscal year of Borrower; and

                  (i)      Investments (other than those permitted by paragraphs
         (a) through (h) above) in an aggregate amount during any fiscal year of Borrower not to exceed an amount equal to five (5%) percent of Borrower's Consolidated Net Worth as of the end of the immediately preceding fiscal year of Borrower.

                  SECTION 7.06 SALE AND LEASEBACK TRANSACTIONS. Sell or transfer any property, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which any Consolidated Company intends to use for substantially the same purpose or purposes as the property being sold or transferred.

                  SECTION 7.07. TRANSACTIONS WITH AFFILIATES. Enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of any Consolidated Company (but excluding any Affiliate which is also a Subsidiary that is directly or indirectly wholly owned by the Credit Parties), other than on terms and conditions substantially as favorable to such Consolidated Company as would be obtained by such Consolidated Company at the time in a comparable arm's-length transaction with a Person other than an Affiliate.

                  SECTION 7.08. ERISA. (a) Take or fail to take any action with respect to any Plan maintained or contributed to by any Consolidated Company or, with respect to its ERISA Affiliates, any Plans which are subject to Title IV of ERISA or to continuation health care requirements for group health plans under
Section 4980B of the Tax Code, including without limitation (i) establishing any such Plan, (ii) amending any such Plan (except where required to comply with applicable law), (iii) terminating or withdrawing from any such Plan, or (iv) incurring an amount of unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, or any withdrawal liability under Title IV of ERISA with respect to any such Plan, or any unfunded liabilities under any Foreign Plan, without first obtaining the written approval of the Required Lenders, where such actions or failures could result in a Material Adverse Effect; or

         (b) Permit a Plan or Foreign Plan maintained by a Consolidated Company or a Plan subject to Title IV of ERISA of any of its ERISA Affiliates:

                  (i) to fail to be funded in accordance with the minimum funding standard required by applicable law, the terms of such Plan or Foreign Plan, Section 412 of the Tax Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan or Foreign Plan under applicable law, the terms of such Plan or Foreign Plan or Section 412 of the Tax Code or Section 303 of ERISA; or

                  (ii) to be terminated or the subject of termination proceedings under applicable law or the terms of such Plan or Foreign Plan; or

                  (iii) to require a Consolidated Company to provide security under applicable law, the terms of such Plan or Foreign Plan, Section 401 or 412 of the Tax Code or Section 306 or 307 of ERISA; or

                  (iv) to result for any reason, in a liability (including without limitation, withdrawal liability) to a Consolidated Company under applicable law, the terms of such Plan or Foreign Plan, or Title IV of ERISA;

if the result from any such failure, waiver, termination or other event a liability to the PBGC (or any similar Person with respect to any Foreign Plan), a Plan or any other Person that would have a Materially Adverse Effect.

                  SECTION 7.09. ADDITIONAL NEGATIVE PLEDGES. Create or otherwise cause or suffer to exist or become effective, directly or indirectly, any prohibition or restriction on the creation or existence of any Lien upon any asset of any Consolidated Company, other than the prohibitions and restrictions contained in this Agreement and the prohibitions and restrictions contained in the Existing Credit Agreement.

                  SECTION 7.10. CHANGES IN BUSINESS. Enter into any business which is substantially different from that presently conducted by the Consolidated Companies taken as a whole, which includes providing risk management and fraud prevention information and related technology solutions to the property and casualty insurance industry, life and health insurance industry and other industries, (including, without limitation, (1) providing automated and traditional underwriting and claim information services to assist U.S. insurance companies in assessing the insurability of individuals and property and the validity of insurance claims, (2) furnishing access to motor vehicles reports, (3) maintaining a database of claims histories, (4) providing pre-employment background investigations, pre-employment and regulatory compliance drug testing services and public record information to other corporate and government organizations, (5) providing direct marketing services to corporations, and (6) providing people and shareholder locator services to corporations).

                  SECTION 7.11. LIMITATION ON PAYMENT RESTRICTIONS AFFECTING CONSOLIDATED COMPANIES. Except for any applicable consensual encumbrances or restrictions under the Existing Credit Agreement, create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction on the ability of any Consolidated Company to (i) pay dividends or make any other distributions to Borrower or any other Subsidiary on such Consolidated Company's stock, provided that this provision shall not affect CBD/Infotek's payment of dividends or distributions on its stock to Borrower, or (ii) pay any indebtedness owed to Borrower or any other Consolidated Company, or (iii) transfer any of its property or assets to Borrower or any other Consolidated Company, except any consensual encumbrance or restriction existing under the Credit Documents.

                  SECTION 7.12. ACTIONS UNDER CERTAIN DOCUMENTS. Without the prior written consent of the Agents and the Required Lenders, modify, amend or supplement the Lease Documents to (i) increase the principal amount of the indebtedness thereunder or the lease payments required thereunder, (ii) increase the interest rate thereunder, (iii) modify any requirement of prepayment or repayment thereunder which would shorten the final maturity or average life of the indebtedness or lease obligations outstanding thereunder or make the requirement of prepayment more onerous, or (iv) make any more onerous any other provision thereof.

                  SECTION 7.13. CHANGES IN FISCAL YEAR. Change the calculation of the fiscal year of the Borrower.

                  SECTION 7.14. AMENDMENTS AND MODIFICATIONS TO EXISTING CREDIT AGREEMENT. Amend or otherwise modify the Existing Credit Agreement unless, to the extent relevant hereto, this Agreement is concurrently amended or modified with substantially the same terms and provisions.


                                  ARTICLE VIII.

                                EVENTS OF DEFAULT

                  Upon the occurrence and during the continuance of any of the following specified events (each an "Event of Default"):

                  SECTION 8.01. PAYMENTS. Borrower shall fail to make promptly when due (including, without limitation, by mandatory prepayment) any principal payment with respect to the Loans, or Borrower shall fail to make within five
(5) Business Days after the due date thereof any payment of interest, fee or other amount payable hereunder or any of the Obligations;

                  SECTION 8.02. COVENANTS WITHOUT NOTICE. Borrower shall fail to observe or perform any covenant or agreement (i) contained in Section 7.08 and, if capable of being remedied, such failure shall remain unremedied for fifteen (15) days after the earlier of (A) an Executive Officer's obtaining knowledge thereof, (ii) contained in Section 7.05 and, if capable of being remedied, such failure shall remain unremedied for ten (10) days after the earlier of (A) an Executive Officer's obtaining knowledge thereof, or (B) written notice thereof shall have been given to Borrower by any Agent or any Lender, or (iii) contained in Sections 2.01(b), 6.01, 6.05, 6.07(e), 6.08, or 7.03.

                  SECTION 8.03. OTHER COVENANTS. Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement, other than those referred to in Sections 8.01 and 8.02, and, if capable of being remedied, such failure shall remain unremedied for thirty (30) days after the earlier of
(i) an Executive Officer of Borrower's obtaining knowledge thereof, or (ii) written notice thereof shall have been given to Borrower by any Agent or any Lender;

                  SECTION 8.04. REPRESENTATIONS. Any representation or warranty made or deemed to be made by Borrower or any other Credit Party or by any of its officers under this Agreement or any other Credit Document (including the Schedules attached thereto), or any certificate or other document submitted to the Agents or the Lenders by any such Person pursuant to the terms of this Agreement or any other Credit Document, shall be incorrect in any material respect when made or deemed to be made or submitted;

                  SECTION 8.05. NON-PAYMENTS OF OTHER INDEBTEDNESS. Any Consolidated Company shall fail to make when due (whether at stated maturity, by acceleration, on demand or otherwise, and after giving effect to any applicable grace period) any payment of principal of or interest on any Indebtedness (other than the Obligations) exceeding $5,000,000 in the aggregate;

                  SECTION 8.06. DEFAULTS UNDER OTHER AGREEMENTS.

                  (a) Any Consolidated Company shall fail to observe or perform within any applicable grace period any covenants or agreements contained in any agreements or instruments relating to any of its Indebtedness exceeding $5,000,000 in the aggregate, or any other event shall occur if the effect of such failure or other event is to accelerate, or to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of such Indebtedness; or any such Indebtedness shall be required to be prepaid (other than by a regularly scheduled required prepayment) in whole or in part prior to its stated maturity;

                  (b) Any Event of Default (as defined therein) under the Existing Credit Agreement has occurred and is continuing;

                  SECTION 8.07. BANKRUPTCY. Borrower or any other Consolidated Company shall commence a voluntary case concerning itself under the Bankruptcy Code or applicable foreign bankruptcy laws; or an involuntary case for bankruptcy is commenced against any Consolidated Company and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy

Code) or similar official under applicable foreign bankruptcy laws is appointed for, or takes charge of, all or any substantial part of the property of any Consolidated Company; or any Consolidated Company commences proceedings of its own bankruptcy or to be granted a suspension of payments or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to any Consolidated Company or there is commenced against any Consolidated Company any such proceeding which remains undismissed for a period of 60 days; or any Consolidated Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Consolidated Company suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or any Consolidated Company makes a general assignment for the benefit of creditors; or any Consolidated Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or any Consolidated Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or any Consolidated Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action is taken by any Consolidated Company for the purpose of effecting any of the foregoing;

                  SECTION 8.08. MONEY JUDGMENT. A judgment or order for the payment of money in excess of $5,000,000 not covered by insurance or otherwise having a Materially Adverse Effect shall be rendered against Borrower or any other Consolidated Company and such judgment or order shall continue unsatisfied and in effect for a period of 60 days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise);

                  SECTION 8.09. CHANGE IN CONTROL OF BORROWER. (i) Any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange
Act) other than employees of the Borrower (either directly or through a retirement or employee benefit plan), shall become the "beneficial owner(s)" (as defined in said Rule 13d-3) of more than twenty-five percent (25%) of the shares of the outstanding common stock of Borrower entitled to vote for members of Borrower's board of directors, or (ii) any event or condition shall occur or exist which, pursuant to the terms of any Change in Control Provision, requires or permits the holder(s) of Indebtedness of any Consolidated Company to require that such Indebtedness be redeemed, repurchased, defeased, prepaid or repaid, in whole or in part, or the maturity of such Indebtedness to be accelerated in any respect.

                  SECTION 8.10. DEFAULT UNDER OTHER CREDIT DOCUMENTS. There shall exist or occur any "Event of Default" as provided under the terms of any other Credit Document, or any Credit Document ceases to be in full force and effect or the validity or enforceability thereof is disaffirmed by or on behalf of Borrower or any other Credit Party, or at any time it is or becomes unlawful for Borrower or any other Credit Party to perform or comply with its obligations under any Credit Document, or the obligations of Borrower or any other Credit Party under any Credit

Document are not or cease to be legal, valid and binding on Borrower or any such Credit Party; or

                  SECTION 8.11. ATTACHMENTS. An attachment or similar action shall be made on or taken against any of the assets of any Consolidated Company with an aggregate value (based upon the greater of the book value of such assets as established in accordance with GAAP or the fair market value of such assets as determined in good faith by such Consolidated Company) exceeding $5,000,000 in aggregate and is not removed, suspended or enjoined within 60 days of the same being made or any suspension or injunction being lifted;

then, and in any such event, and at any time thereafter if any Event of Default shall then be continuing, the Administrative Agent may, with the consent of the Required Lenders, and upon the written (including telecopied) or telex request of the Required Lenders, shall, by written notice to Borrower, take any or all of the following actions, without prejudice to the rights of any Agent, any Lender or the holder of any Note to enforce its claims against Borrower or any other Credit Party: (i) declare all Commitments terminated, whereupon the pro rata Commitments of each Lender shall terminate immediately and any commitment fee shall forthwith become due and payable without any other notice of any kind; and (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower; provided, that, if an Event of Default specified in Section 8.07 shall occur, the result which would occur upon the giving of written notice by the Administrative Agent to any Credit Party, as specified in clauses (i) and (ii) above, shall occur automatically without the giving of any such notice; and (iii) exercise any rights or remedies under the Credit Documents.


                                   ARTICLE IX.

    THE ADMINISTRATIVE AGENT, THE DOCUMENTATION AGENT AND THE MANAGING AGENT

                  SECTION 9.01. APPOINTMENT OF ADMINISTRATIVE AGENT. Each Lender hereby designates Wachovia as Administrative Agent to administer all matters concerning the Loans and to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Administrative Agent to take such actions on its behalf under the provisions of this Agreement, the other Credit Documents, and all other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its agents or employees.

                  SECTION 9.02. APPOINTMENT OF DOCUMENTATION AGENT. Each Lender hereby designates SunTrust Bank, Atlanta as Documentation Agent and acknowledges that it shall have no duties under this Agreement or any other Credit Document whatsoever except as explicitly set forth herein. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Documentation Agent to take such actions on its behalf under the provisions of this Agreement, the other Credit Documents, and all other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Documentation Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Documentation Agent may perform any of its duties hereunder by or through its agents or employees.

                  SECTION 9.03. APPOINTMENT OF MANAGING AGENT. Each Lender hereby designates First Union National Bank as Managing Agent and acknowledges that it shall have no duties under this Agreement or any other Credit Document whatsoever except as explicitly set forth herein. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Managing Agent to take such actions on its behalf under the provisions of this Agreement, the other Credit Documents, and all other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Managing Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Managing Agent may perform any of its duties hereunder by or through its agents or employees.

                  SECTION 9.04. NATURE OF DUTIES OF AGENTS. The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. Neither the Agents nor any of their respective officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agents shall be ministerial and administrative in nature; the Agents shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or the other Credit Documents except as expressly set forth herein.

                  SECTION 9.05. LACK OF RELIANCE ON THE AGENTS.

                  (a) Independently and without reliance upon any Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Credit Parties in connection with the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Credit Parties, and, except as expressly provided in this Agreement, no Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

                  (b) No Agent shall be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement, the Notes, the Guaranty Agreements or any other documents contemplated hereby or thereby, or the financial condition of the Credit Parties, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, the Guaranty Agreements or the other documents contemplated hereby or thereby, or the financial condition of the Credit Parties, or the existence or possible existence of any Default or Event of Default.

                  SECTION 9.06. CERTAIN RIGHTS OF THE AGENTS. If any Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, such Agent shall be entitled to refrain from such act or taking such act, unless and until such Agent shall have received instructions from the Required Lenders; and such Agent shall not incur liability in any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent's acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

                  SECTION 9.07. RELIANCE BY THE AGENTS. The Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cable gram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Agents may consult with legal counsel (including counsel for any Credit Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

                  SECTION 9.08. INDEMNIFICATION OF THE AGENTS. To the extent any Agent is not reimbursed and indemnified by the Credit Parties, each Lender will reimburse and indemnify such Agent, ratably according to the respective amounts of the Loans outstanding under the Facilities (or if no amounts are outstanding, ratably in accordance with the aggregate Commitments), in either case, for and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement or the other Credit Documents; provided that no Lender shall be liable to any Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct.

                  SECTION 9.09. THE AGENTS IN THEIR INDIVIDUAL CAPACITIES. With respect to its obligation to lend under this Agreement, the Loans made by it and the Notes issued to it, each Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties specified herein; and the terms "Lenders", "Required Lenders", "holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Each Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Consolidated Companies or any Affiliate of the Consolidated Companies as if it were not performing the duties specified herein, and may accept fees and other consideration from the Consolidated Companies for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

                  SECTION 9.10. HOLDERS OF NOTES. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

                  SECTION 9.11. SUCCESSOR AGENTS.

                  (a) Each Agent may resign at any time by giving written notice thereof to the Lenders and Borrower and may be removed at any time with or without cause by the Required Lenders; provided, however, no Agent may resign or be removed until a successor Administrative Agent, Documentation Agent or Managing Agent, as the case may be, has been appointed and shall have accepted such appointment. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent, Documentation Agent or Managing Agent, as the case may be, with the consent of the Borrower so long as no Default or Event of Default has occurred and is continuing, which consent shall not be unreasonably withheld or delayed. If no successor Administrative Agent, Documentation Agent, or Managing Agent, as the case may be, shall have been so appointed by the Required Lenders with the consent of the Borrower, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, Documentation Agent, or Managing Agent, as the case may be, which shall be a bank which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $100,000,000.

                  (b) Upon the acceptance of any appointment as the Administrative Agent, the Documentation Agent, or the Managing Agent, as the case may be, hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Administrative Agent, Documentation Agent, or Managing Agent, as the case may be, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.


                                   ARTICLE X.

                                  MISCELLANEOUS

                  SECTION 10.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or similar teletransmission or writing) and shall be given to such party at its address or applicable teletransmission number set forth on the signature pages hereof, or such other address or applicable teletransmission number as such party may hereafter specify by notice to the Agents and Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (iii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation is received, or (iv) if given by any other means (including, without limitation, by air courier), when delivered or received at the address specified in this Section; provided that notices to the Agents shall not be effective until received.

                  SECTION 10.02. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or the other Credit Documents, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by Borrower and all the Lenders do any of the following: (i) waive any of the conditions specified in Section
4.01 or 4.02, (ii) increase the Commitments or other contractual obligations to Borrower under this Agreement, (iii) reduce the principal of, or interest on, the Notes or any fees hereunder, (iv) postpone any date fixed for the payment in respect of principal of, or interest on, the Notes or any fees hereunder, (v) change the percentage of the Syndicated Loan Commitments or of the aggregate unpaid principal amount of the Notes, or the number or identity of Lenders which shall be required for the Lenders or any of them to take any action hereunder,
(vi) agree to release any Guarantor from its obligations under any Guaranty Agreement, (vii) modify the definition of "Required Lenders," or (viii) modify this Section 10.02. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by Borrower and the Agents in addition to the Lenders required hereinabove to take such action, affect the rights or duties of the Agents under this Agreement or under any other Credit Document.

                  SECTION 10.03. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Agents, any Lender or any holder of a Note in exercising any right or remedy hereunder or under any other Credit Document, and no course of dealing between any Credit Party and the Agents, any Lender or the holder of any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agents, any Lender or the holder of any Note would otherwise have. No notice to or demand on any Credit Party not required hereunder or under any other Credit Document in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agents, the Lenders or the holder of any Note to any other or further action in any circumstances without notice or demand.

                  SECTION 10.04. PAYMENT OF EXPENSES, ETC. Borrower shall:

                           (i) whether or not the transactions hereby contemplated are consummated, pay all reasonable, out-of-pocket costs and expenses of all Agents in the administration (both before and after the execution hereof and including reasonable expenses actually incurred relating to advice of counsel as to the rights and duties of the Agents and the Lenders with respect thereto) of, and in connection with the preparation, execution and delivery of, preservation of rights under, enforcement of, and, after a Default or Event of Default, refinancing, renegotiation or restructuring of, this Agreement and the other Credit Documents and the documents and instruments referred to therein, and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees actually incurred and disbursements of counsel for the Agents), and in the case of enforcement of this Agreement or any Credit Document after an Event of Default, all such reasonable, out-of-pocket costs and expenses (including, without limitation, the reasonable fees actually incurred and disbursements of counsel), for both Agents and the Lenders;

                           (ii) subject, in the case of certain Taxes, to the applicable provisions of Section 3.06(b), pay and hold each of the Agents and the Lenders harmless from and against any and all present and future stamp, documentary, and other similar Taxes with respect to this Agreement, the Notes and any other Credit Documents, any collateral described therein, or any payments due thereunder, and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such Taxes; and

                           (iii) indemnify the Agents and each Lender, and their respective officers, directors, employees, representatives and agents from, and hold each of them harmless against, any and all costs, losses, liabilities, claims, damages or expenses incurred by any of them (whether or not any of them is designated a party thereto) (an "Indemnitee") arising out of or by reason of any investigation, litigation or other proceeding related to any actual or proposed use of the proceeds of any of the Loans or any Credit Party's entering into and performing of the Agreement, the Notes, or the other Credit Documents, including, without limitation, the reasonable fees actually incurred and disbursements of counsel (including foreign counsel) incurred in connection with any such investigation, litigation or other proceeding; provided, however, Borrower shall not be obligated to indemnify any Indemnitee for any of the foregoing arising out of such Indemnitee's gross negligence or willful misconduct;

                           (iv) without limiting the indemnities set forth above, indemnify each Indemnitee for any and all expenses and costs (including without limitation, remedial, removal, response, abatement, cleanup, investigative, closure and monitoring costs), losses, claims (including claims for contribution or indemnity and including the cost of investigating or defending any claim and whether or not such claim is ultimately defeated, and whether such claim arose before, during or after any Credit Party's ownership, operation, possession or control of its business, property or facilities or before, on or after the date hereof, and including also any amounts paid incidental to any compromise or settlement by the Indemnitee or Indemnitees to the holders of any such claim), lawsuits, liabilities, obligations, actions, judgments, suits, disbursements, encumbrances, liens, damages (including without limitation damages for contamination or destruction of natural resources), penalties and fines of any kind or nature whatsoever (including without limitation in all cases the reasonable fees actually incurred, other charges and disbursements of counsel in connection therewith) incurred, suffered or sustained by that Indemnitee based upon, arising under or relating to Environmental Laws based on, arising out of or relating to in whole or in part, the existence or exercise of any rights or remedies by any Indemnitee under this Agreement, any other Credit Document or any related documents.

If and to the extent that the obligations of Borrower under this Section 10.04 are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

                  SECTION 10.05. RIGHT OF SETOFF. In addition to and not in limitation of all rights of offset that any Lender or other holder of a Note may have under applicable law, each Lender or other holder of a Note shall, upon the occurrence of any Event of Default and whether or not such Lender or such holder has made any demand or any Credit Party's obligations are matured, have the right to appropriate and apply to the payment of any Credit Party's obligations hereunder and under the other Credit Documents, all deposits of any Credit Party (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by such Lender or other holder to any Credit Party, whether or not related to this Agreement or any transaction hereunder.

                  SECTION 10.06. BENEFIT OF AGREEMENT.

                  (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that Borrower may not assign or transfer any of its interest hereunder without the prior written consent of all Lenders.

                  (b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender.

                  (c) Each Lender may assign all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of any of its Commitments and the Loans at the time owing to it and the Notes held by it) to any other Lender or any financial institution; provided, however, that (i) the Agents and Borrower must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) unless such assignment is to an Affiliate of the assigning Lender or, in the case of Borrower, unless an Event of Default has occurred and is continuing,
(ii) the amount of the Commitments or Loans of the assigning Lender subject to each assignment (determined as of the date the assignment and acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 and in integrals of $5,000,000, (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a Note or Notes subject to such assignment and, unless such assignment is to an Affiliate of such Lender, a processing and recordation fee of $3,000, (iv) no Lender may make more than two
(2) assignments to any Person which is not then a Lender or affiliate thereof (unless a Default or Event of Default has occurred and is continuing), (v) the assignee Lender must be an Eligible Assignee, and (vi) if the assignee Lender is not a United States citizen or resident (or the assignee Lender is filing as a foreign corporation, partnership, estate or trust), the assignee Lender delivers the Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, to the Borrower and the Administrative Agent, as required by Section 3.06(b)(ii) of this Agreement. Borrower shall not be responsible for such processing and recordation fee or any costs or expenses incurred by any Lender or the Administrative Agent in connection with such assignment. From and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, the assignee thereunder shall be a party hereto and to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement. Within five (5) Business Days after receipt of the notice and the Assignment and Acceptance, Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assignee in a principal amount equal to the applicable Commitments assumed by it pursuant to such Assignment and Acceptance and new Note or

Notes to the assigning Lender in the amount of its retained Commitment or Commitments. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the date of the surrendered Note or Notes which they replace, and shall otherwise be in substantially the form attached hereto.

                  (d) Each Lender may, without the consent of Borrower or the Agents, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it and the Notes held by it), provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating bank or other entity shall not be entitled to the benefit (except through its selling Lender) of the cost protection provisions contained in Article III of this Agreement, and (iv) Borrower, the Agents and other Lenders shall continue to deal solely and directly with each Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents, and such Lender shall retain the sole right to enforce the obligations of Borrower relating to the Loans and to approve any amendment, modification or waiver of any provisions of this Agreement. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Credit Document except for those matters specified in clauses (i) through
(viii) of the proviso to Section 10.02.

                  (f) Any Lender may at any time assign or pledge all or any portion of its rights in this Agreement and the Notes issued to it to a Federal Reserve Bank.

                  (g) If (i) any Taxes referred to in Section 3.06(b) have been levied or imposed so as to require withholdings or deductions by Borrower and payment by Borrower of additional amounts to any Lender as a result thereof, or (ii) any Lender shall make demand for payment of increased costs or reduced rate of return pursuant to Section 3.09 or any Lender determines that LIBOR is unascertainable or illegal pursuant to Section 3.07 or Section 3.08, or any Lender makes a claim for increased costs pursuant to Section 3.08, then and in such event, upon request from Borrower delivered to such Lender and the Administrative Agent, such Lender shall assign, in accordance with the provisions of Section 10.06(c), all of its rights and obligations under this Agreement and the other Credit Documents to another Lender or another financial institution selected by Borrower and acceptable to the Agents, which acceptance will not be unreasonably withheld or delayed, in consideration for the payment by such assignee to the Lender of the principal of, and interest on, the outstanding Loans accrued to the date of such assignment, and the assumption of such Lender's Commitment hereunder, together with any and all other amounts owing to such Lender under any provisions of this Agreement or the other Credit Documents accrued to the date of such assignment; provided, however, Lenders subject to this Section 10.06 shall be treated in a substantially identical manner.

                  SECTION 10.07. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

                  (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND UNDER THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEORGIA.

                  (B) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE SUPERIOR COURT OF FULTON COUNTY, GEORGIA, OR ANY OTHER COURT OF THE STATE OF GEORGIA OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF GEORGIA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

                  (C) BORROWER HEREBY IRREVOCABLY DESIGNATES ITS GENERAL COUNSEL (PRESENTLY MICHAEL DE JANES), AS ITS DESIGNEE, APPOINTEE AND LOCAL AGENT TO RECEIVE, FOR AND ON BEHALF OF BORROWER, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE NOTES OR ANY DOCUMENT RELATED THERETO. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH LOCAL AGENT WILL BE PROMPTLY FORWARDED BY SUCH LOCAL AGENT AND BY THE SERVER OF SUCH PROCESS BY MAIL TO BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, BUT THE FAILURE OF BORROWER TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO BORROWER AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.

                  (d) Nothing herein shall affect the right of any Lender, any holder of a Note or any Credit Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction.

                  SECTION 10.08. INDEPENDENT NATURE OF LENDERS' RIGHTS. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights pursuant to this Agreement and its Notes, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

                  SECTION 10.09. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                  SECTION 10.10. EFFECTIVENESS; SURVIVAL.

                  (a) This Agreement shall become effective on the date (the "Effective Date") on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent pursuant to Section 10.01 or, in the case of the Lenders, shall have given to the Administrative Agent written or telex notice (actually received) that the same has been signed and mailed to them.

                  (b) The obligations of Borrower under Sections 3.06(b), 3.09, 3.11, 3.12 and 10.04 hereof shall survive the payment in full of the Notes and all other Obligations after the Commitment Termination Date and, in the event Borrower elects to exercises its Term Out Option pursuant to Section 2.03(b), after the Maturity Date . All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement, the other Credit Documents, and such other agreements and documents, the making of the Loans hereunder, and the execution and delivery of the Notes.

                  SECTION 10.11. SEVERABILITY. In case any provision in or obligation under this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  SECTION 10.12. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

                  SECTION 10.13. HEADINGS DESCRIPTIVE; ENTIRE AGREEMENT. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. This Agreement, the other Credit Documents, and the agreements and documents required to be delivered pursuant to the terms of this Agreement constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements, representations and understandings related to such subject matters.

                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and to be delivered in Atlanta, Georgia, by their duly authorized officers as of the day and year first above written.

Address for Notices:                        CHOICEPOINT INC.


1000 Alderman Drive                         By:
Alpharetta, Georgia 30005                      --------------------------------
                                               Name:
                                               Title:

Attn:  Mr. Richard M. Koze
                                            Attest:
Telephone: (770) 752-6010                          ----------------------------
Telecopy:  (770) 752-6247                          Name:
                                                   Title:



                                                          [CORPORATE SEAL]


                 [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]

Address for Notices:                        WACHOVIA BANK, N.A.,
                                            AS ADMINISTRATIVE AGENT


191 Peachtree St., N.E.                     By:
Atlanta, GA 30303                              --------------------------------
                                               Name: Aly Schattner
                                               Title: Assistant Vice President
Attn: Ms. Aly Schattner

Telephone No.:  (404) 332-1043
Telecopy No.:   (404) 332-5016

Payment Office:

191 Peachtree St., N.E.
Atlanta, Georgia 30303


                 [SIGNATURE PAGE FOR REVOLVING CREDIT AGREEMENT]

Address for Notices:                        SUNTRUST BANK, ATLANTA,
                                            AS DOCUMENTATION AGENT

303 Peachtree Street, 4th Floor
MC 1909
Atlanta, Georgia 30308                      By:
Attn: Mr. Dan Komitor                          --------------------------------
                                               Name:
                                               Title:


Telephone No.: (404) 724-3889
Telecopy No.: (404) 588-8833


Payment Office:

303 Peachtree Street
Atlanta, Georgia 30308


                 [SIGNATURE PAGE FOR REVOLVING CREDIT AGREEMENT]

Address for Notices:                        FIRST UNION NATIONAL BANK,
                                            AS MANAGING AGENT

999 Peachtree St.
Atlanta, Georgia 30309                      By:
Mr. Frank Tart                                 --------------------------------
                                               Name:
                                               Title:
Telephone No.: (404) 225-4258
Telecopy No.:  (404) 225-4255



Payment Office:

999 Peachtree St.
Atlanta, Georgia 30309


                 [SIGNATURE PAGE FOR REVOLVING CREDIT AGREEMENT]

Address for Notices:                        WACHOVIA BANK, N.A.

191 Peachtree St., N.E.
Atlanta, Georgia 30303                      By:
Attention: Ms. Aly Schattner                   --------------------------------
                                               Name: Aly Schattner
                                               Title: Assistant Vice President
Telephone No.: (404) 332-1043
Telecopy No.   (404) 332-5016

Lending Office and Payment Office:

191 Peachtree St., N.E.
Atlanta, Georgia 30303


SYNDICATED LOAN COMMITMENT:         $33,333,333.34

PRO RATA SHARE OF
  SYNDICATED LOAN COMMITMENTS:      33 1/3%


                 [SIGNATURE PAGE FOR REVOLVING CREDIT AGREEMENT]

Address for Notices:                        SUNTRUST BANK, ATLANTA

303 Peachtree Street, 4th Floor
MC 1909                                     By:
Atlanta, Georgia 30308                         -------------------------------
Attention: Mr. Dan Komitor                     Name:
                                               Title:

Telephone No.: (404) 724-3889
Telecopy No.: (404) 588-8833


Lending Office and Payment Office:

303 Peachtree Street
Atlanta, Georgia 30308


SYNDICATED LOAN COMMITMENT:         $33,333,333.33

PRO RATA SHARE OF
  SYNDICATED LOAN COMMITMENTS:      33 1/3%


                 [SIGNATURE PAGE FOR REVOLVING CREDIT AGREEMENT]

Address for Notices:                        FIRST UNION NATIONAL BANK

999 Peachtree St.
Atlanta, Georgia 30309                      By:
Attention: Mr. Frank Tart                      -------------------------------
                                               Name:
                                               Title:
Telephone No.: (404) 225-4258
Telecopy No.:  (404) 225-4255



Lending Office and Payment Office:

999 Peachtree St.
Atlanta, Georgia 30309


SYNDICATED LOAN COMMITMENT:         $33,333,333.33

PRO RATA SHARE OF
  SYNDICATED LOAN COMMITMENTS:      33 1/3%



                 [SIGNATURE PAGE FOR REVOLVING CREDIT AGREEMENT]